As filed with the Securities and Exchange Commission on June 10, 2026
Securities Act File No. 333-283950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pre-Effective Amendment No. ☐
Post-Effective Amendment No. 3 ☒

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in charter)
375 Park Avenue, 9th Floor
New York, New York 10152
(212) 478-9200
(Address and telephone number, including area code, of principal executive offices)
John McCally, Esq.
General Counsel
Churchill Asset Management LLC
8500 Andrew Carnegie Blvd
Charlotte, NC 28262
(Name and address of agent for service)

COPIES TO:
Steven B. Boehm, Esq.
Payam Siadatpour, Esq.
Sara Sabour Nasseri, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street NW, Suite 700
Washington, D.C. 20001
Tel: (202) 383-0100
Fax: (202) 637-3593

Approximate date of commencement of proposed public offering:
From time to time after the effective date of this Registration Statement.

☐	Check box if the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans.
☒	Check box if any securities being registered on this Form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933 (“Securities Act”), other than securities offered in connection with a dividend reinvestment plan.
☒	Check box if this Form is a registration statement pursuant to General Instruction A.2 or a post-effective amendment thereto.
☐	Check box if this Form is a registration statement pursuant to General Instruction B or a post-effective amendment thereto that will become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
☐	Check box if this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction B to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act.
It is proposed that this filing will become effective (check appropriate box):

☐	When declared effective pursuant to Section 8(c) of the Securities Act.
If appropriate, check the following box:

☐	This post-effective amendment designates a new effective date for a previously filed registration statement.
☐	This Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is: _______.
☐	This Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:_______.
☐	This Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, and the Securities Act registration statement number of the earlier effective registration statement for the same offering is:_______.
Check each box that appropriately characterizes the Registrant:

☐	Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).
☒	Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).
☐	Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).
☒	A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).
☐	Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).
☐	Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).
☐	If an Emerging Growth Company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
☐	New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2026
PROSPECTUS
$1,000,000,000
Nuveen Churchill Direct Lending Corp.
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

We are a specialty finance company organized to maximize the total return to our shareholders in the form of current income achieved through primarily investing in senior secured loans to private equity-owned U.S. middle market companies.
Our investment objective is to generate attractive risk-adjusted returns through current income by primarily investing in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of annual earnings before interest expense, income tax expense, depreciation and amortization (“EBITDA”). We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of annual EBITDA. Our portfolio is comprised primarily of first-lien senior secured debt and unitranche loans (collectively, “Senior Loans”). Although it is not our primary strategy, we also opportunistically invest in junior capital opportunities, including second-lien loans, subordinated debt and equity co-investments and similar equity-related securities (collectively, “Junior Capital Investments”). Subject to the pace and amount of investment activity in our middle market investment program, our portfolio also may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The debt in which we invest typically is not rated by any rating agency, but if these instruments were rated, they would likely receive a rating of below investment grade (that is, below BBB- or Baa3), which is often referred to as “high yield” or “junk”.
We are an externally managed, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. We have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, we are required to comply with certain regulatory requirements.
We may offer, from time to time, in one or more offerings or series, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, which we refer to, collectively, as the “securities”. The preferred stock, subscription rights, debt securities and warrants offered hereby may be convertible or exchangeable into shares of common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus.
In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value (“NAV”) per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our NAV per share (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority (as defined in the 1940 Act) of our common shareholders or (iii) under such other circumstances as the SEC may permit.
The securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus. We may not sell any of the securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “NCDL”. On June 8, 2026, the last reported sales price on the NYSE for our common stock was $12.60 per share.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference, before buying any of the securities being offered. Please keep this prospectus for future reference. We also file annual, quarterly, and current reports, proxy statements and other information about us with the U.S. Securities and Exchange Commission (the “SEC”). This information is available free of charge by contacting us at 375 Park Avenue, 9th floor, New York, NY 10152, calling us at (212) 478-9200 or visiting our corporate website located at www.ncdl.com. Information on our website is not incorporated into or a part of this prospectus, and you should not consider that information to be part of this prospectus. The SEC also maintains a website at www.sec.gov that contains this information.

An investment in our securities is very risky and highly speculative. Shares of closed-end investment companies, including BDCs, frequently trade at a discount to their NAV. In addition, the companies in which we invest are subject to special risks. See “Risk Factors” beginning on page 9 of this prospectus, in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we may authorize for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference in this prospectus, to read about factors you should consider, including the risk of leverage, before investing in our securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement that we have filed with the SEC, using the “shelf” registration process. Under the shelf registration process, which constitutes a delayed offering in reliance on Rule 415 under the Securities Act, we may offer, from time to time, in one or more offerings, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of our offerings of securities that we may conduct pursuant to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we also may add, update, or change any of the information contained in this prospectus or in the documents we incorporate by reference in this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, you should carefully read both this prospectus and any applicable prospectus supplements and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Available Information,” “Incorporation of Certain Information by Reference,” “Prospectus Summary” and “Risk Factors” in this prospectus.
This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information” in this prospectus.
In this prospectus, except where the context suggests otherwise:
•the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill Direct Lending Corp. (f/k/a Nuveen Churchill BDC Inc.) (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);
•the term “the Adviser” refers to Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC), which serves as our investment adviser, pursuant to the Amended and Restated Investment Advisory Agreement, dated January 29, 2024 (the “Advisory Agreement”);
•the term “Churchill” or “Sub-Adviser” refers to Churchill Asset Management LLC, which serves as our investment sub-adviser as delegated by the Adviser pursuant to the Sub-Advisory Agreement between the Adviser and Churchill (initially dated December 31, 2019 and amended and restated on December 11, 2020, October 7, 2021 and March 8, 2022, the “CAM Sub-Advisory Agreement”);
•the term “Nuveen Asset Management” refers to Nuveen Asset Management, LLC, which, acting through its leveraged finance division, may manage certain of our liquid investments pursuant to a sub-investment advisory agreement, dated January 29, 2024, by and among the Adviser, Churchill and Nuveen Asset Management (the “NAM Sub-Advisory Agreement” and, together with the Advisory Agreement and the CAM Sub-Advisory Agreement, the “Advisory Agreements”);
•the term “Advisers” collectively refers to the Adviser, Churchill and Nuveen Asset Management; and
ii

•the term “Administrator” refers to Churchill BDC Administration LLC (f/k/a Nuveen Churchill Administration LLC), which serves as our administrator, pursuant to the Administration Agreement, dated December 31, 2019 (the “Administration Agreement”).
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen, LLC (“Nuveen”). Nuveen is the investment management arm of Teachers Insurance and Annuity Association of America (“TIAA”), a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Statistical and market data used in this prospectus has been obtained from independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus. See “Cautionary Statement Regarding Forward-Looking Statements”.
You should rely only on the information contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus, any prospectus supplement or in any free writing prospectus prepared by, or on behalf of, us or to which we have referred you. You must not rely upon any information or representation not contained in this prospectus, any such prospectus supplements or free writing prospectuses as if we had authorized it. This prospectus, any such prospectus supplements or free writing prospectuses do not constitute an offer to sell or a solicitation of any offer to buy any security other than the registered securities to which they relate, nor do they constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. The information contained in, or incorporated by reference in, this prospectus, any such prospectus supplements or free writing prospectuses is, or will be, accurate as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since then.
iii

PROSPECTUS SUMMARY
This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It may not contain all the information that you should consider before making your investment decision. You carefully should read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and related notes, as provided in sections titled “Available Information” and “Incorporation by Reference” in this prospectus, and the exhibits to the registration statement of which this prospectus is a part.
Overview
We are a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. We are externally managed by our Adviser, Churchill DLC Advisor LLC, and through our Sub-Advisers, Churchill Asset Management LLC and Nuveen Asset Management. Our Adviser and our Sub-Advisers are affiliates and subsidiaries of Nuveen, the investment management division of TIAA and one of the largest asset managers globally. We invest in directly originated senior secured loans that typically pay floating interest rates and are senior in the capital structure to junior debt and equity, as we believe these loans offer us more attractive risk-adjusted returns and stronger protections than investments in the traditional public debt capital markets. We seek to partner with high quality, private equity-owned middle market companies that have strong management teams executing on long-term growth strategies. Additionally, the private equity sponsors that own the businesses we lend to typically have the ability and strong incentive to support their portfolio companies by providing additional capital and managerial and operational assistance. We believe this support could potentially enhance the performance of our portfolio companies and provide additional protections for our investments.
We were formed as a Delaware limited liability company in March 2018 and we converted into a Maryland corporation in June 2019. We are a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, we have elected, and intend to qualify annually, to be treated for U.S. federal income tax purposes as a RIC under subchapter M of the Code.
On January 29, 2024, we closed our initial public offering (“IPO”), issuing 5.5 million shares of common stock at a public offering price of $18.05. We received cash proceeds of approximately $99.3 million. Our common stock began trading on the NYSE under the symbol “NCDL” on January 25, 2024.
Our investment objective is to generate attractive risk-adjusted returns through current income by investing primarily in senior secured loans to private equity-owned U.S. middle market companies, which we define as companies with $10 million to $250 million of EBITDA. We primarily focus on investments in U.S. middle market companies with $10 million to $100 million of EBITDA, which we consider the core middle market. The Company focuses on Senior Loans, and will also opportunistically invest in Junior Capital Investments.
Each of the Adviser, Churchill and Nuveen Asset Management are investment advisers registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and are controlled by Nuveen. Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund.
Churchill DLC Advisor LLC serves as our investment adviser pursuant to the Advisory Agreement. The Adviser is responsible for the overall management of our activities pursuant to the Advisory Agreement.
The Adviser has delegated substantially all of its daily portfolio management obligations as set forth in the Advisory Agreement to Churchill pursuant to the CAM Sub-Advisory Agreement, which was approved by our board of directors (the “Board”), including a majority of directors who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Advisers, or of any of their respective affiliates (the “independent directors”). The Adviser has general oversight over the investment process on our behalf and manages our capital structure, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for our performance under the terms of the Advisory Agreement.
Churchill provides investment advisory and management services to us. Under the terms of the CAM Sub-Advisory Agreement, Churchill: (i) identifies, evaluates and negotiates the structure of investments (including performing due diligence on prospective portfolio companies); (ii) closes and monitors investments; and (iii) determines the securities and other assets to be purchased, retained or sold.
The Adviser and Churchill have engaged Nuveen Asset Management, acting through its leveraged finance division, to manage certain of our liquid investments. Subject to the pace and amount of investment activity in our middle market investment program, a portion of our portfolio may be comprised of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments. The percentage of our portfolio allocated to the liquid investment strategy managed by Nuveen Asset Management will be at the discretion of Churchill.
See “Business” in our most recent Annual Report on Form 10-K for additional information about us.
Risk Factors
Our business is subject to numerous risks, as described in the section titled “Risk Factors” in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference in this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, in our most recent Quarterly Report on Form 10-Q, as well as in any of our subsequent SEC filings.

OFFERINGS
We may offer, from time to time, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of each offering.
Our securities may be offered directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of our securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution” in this prospectus and “Underwriting” in any applicable prospectus supplement. We may not sell any of our securities through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of securities.
Set forth below is additional information regarding offerings of securities pursuant to this prospectus:

NYSE Symbol for our common stock	“NCDL”

Use of Proceeds
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to re-borrowing), to pay our operating expenses and distributions to our shareholders and for general corporate purposes, and other working capital needs. Pending such use, we will invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. See “Use of Proceeds” in this prospectus.

Distributions
We intend to pay quarterly distributions to our shareholders out of assets legally available for distribution, as determined by our Board in its discretion and in accordance with the RIC requirements.
The specific tax characteristics of our distributions will be reported to shareholders after the end of the calendar year. Future quarterly distributions, if any, will be determined by our Board. See “Certain U.S. Federal Income Tax Considerations—Taxation of U.S. Shareholders—Distributions” in this prospectus.
To maintain our tax treatment as a RIC, we must make certain distributions. See “Certain U.S. Federal Income Tax Considerations—Taxation as a Regulated Investment Company.”

Taxation
We have elected to be treated for U.S federal income tax purposes, and intend to comply with the requirements to continue to qualify annually as a RIC under subchapter M of the Code. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that are timely distributed to our shareholders as distributions. To maintain our RIC tax treatment, we must meet specified source-of-income and asset diversification requirements and distribute annually to our shareholders at least 90.0% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Price Range of Common Stock and Distributions” and “Certain U.S. Federal Income Tax Considerations” in this prospectus.

Dividend Reinvestment Plan
We have adopted an “opt out” dividend reinvestment plan for our shareholders. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash. There will be no up-front selling commissions or dealer manager fees to you if you elect to participate in the dividend reinvestment plan. We will pay Computershare, Inc., the plan administrator (the “Plan Administrator”), fees under the dividend reinvestment plan.
Shareholders who receive dividends and other distributions in the form of shares of common stock generally are subject to the same U.S. federal tax consequences as shareholders who elect to receive their distributions in cash; however, because their cash dividends will be reinvested, those shareholders will not receive cash with which to pay any applicable taxes on reinvested dividends. See “Dividend Reinvestment Plan.”

Management Arrangements
We are managed by our investment adviser, Churchill DLC Advisor LLC, and our investment sub-adviser, Churchill Asset Management LLC. See “Business” in our most recent Annual Report on Form 10-K for additional information about our adviser and sub-adviser.

Trustee	U.S. Bank Trust Company, National Association will serve as the trustee under the indenture

Available Information
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. This information is also available on the SEC’s website. This information also will be available free of charge by contacting us at 375 Park Avenue, 9th Floor, New York, New York 10152, by telephone at (212) 478-9200, or on our website at www.ncdl.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

Incorporation of certain information by reference
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that information. Any reports filed by us with the SEC subsequent to the date of this prospectus until we have sold all of the securities offered by this prospectus or the offering is otherwise terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” in this prospectus.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that you will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or “the Company” or that “we” will pay fees or expenses, you will indirectly bear these fees or expenses as an investor in the Company.

Shareholder transaction expenses (as a percentage of offering price):
Sales load paid	—	(1)
Offering expenses borne by us	—	(2)
Dividend reinvestment plan expenses	—	(3)
Total shareholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock for the quarter ended March 31, 2026)
Management fee	2.32%	(4)
Incentive fees	0.72%	(5)
Interest payments on borrowed funds	8.05%	(6)
Other expenses	0.93%	(7)
Total annual expenses	12.02%
__________________
(1)In the event that the securities are sold to or through underwriters, a related prospectus supplement will disclose the applicable sales load (underwriting discount or commission).
(2)A related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated amount of offering expenses borne by the Company as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees will be paid by us. There will be no brokerage charges or other charges to shareholders who participate in the dividend reinvestment plan. For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 2. Significant Accounting Policies” in our most recent Quarterly Report on Form 10-Q.
(4)The management fee is 1.00% of our average total assets, excluding cash and cash equivalents and including assets financed using leverage (“Average Total Assets”). For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q. The management fee reflected in the above table is based on the terms of the Advisory Agreement, and is calculated by determining the ratio that the management fee of 1.00% bears to our net assets attributable to common stock (rather than our total assets). The management fee referenced in the table above is based on each quarter’s Average Total Assets during the quarter ended March 31, 2026. The estimate of our management fee referenced in the table assumes that our Average Total Assets are 2.34x our average net assets, calculated by utilizing (a) the average of the most recent four quarter total assets over (b) the average of the most recent four quarter net assets.
(5)An incentive fee is payable to the Adviser, consisting of two parts that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on income and a portion is based on our capital gains. For additional information, see “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q. The pre-incentive net investment income reflected in the above table assumes a management fee of 1.00% of Average Total Assets as described in footnote (4).
(6)As of March 31, 2026, we had in place a revolving credit facility (the “Revolving Credit Facility”) and three term debt securitizations (the “2022 Debt Securitization,” the “2023 Debt Securitization,” and the “2024 Debt Securitization”), and we had $300.0 million in aggregate principal amount of the 2030 Notes outstanding. Interest payments on borrowed funds referenced in the table above represent our estimated annual interest payments (inclusive of unused fees and financing costs) based on our actual interest expense (inclusive of unused fees and financing costs) under the Revolving Credit Facility, the notes offered in the refinancing of the 2022 Debt Securitization and the 2023 Debt Securitization, the 2024 Debt Securitization, and the 2030 Notes. The assumed weighted average interest rate on our total debt outstanding was 5.89% (inclusive of unused fees) for the quarter ended March 31, 2026. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may issue additional debt securities or preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “Part I, Item 1 — Consolidated Financial Statements— Note 7. Borrowings” in our most recent Quarterly Report on Form 10-Q.
(7)Other expenses referenced in the table above represent our estimated annual other expenses based on actual amounts incurred by us during the quarter ended March 31, 2026. Other expenses include, but are not limited to, overhead expenses, such as payments under the Administration Agreement for certain expenses incurred by the Administrator. See “Part I, Item 1 — Consolidated Financial Statements — Note 6. Related Party Transactions” in our most recent Quarterly Report on Form 10-Q.

Example
The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our borrowings and annual operating expenses would remain at the levels set forth in the table above.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return without realization of any capital gains	$113	$316	$493	$838
The example should not be considered a representation of future expenses, and actual expenses may be greater or less than those shown.
While the example assumes, as required by the applicable rules of the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. The incentive fee under the Advisory Agreement, which, assuming a 5.0% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the above example. The above illustration assumes that we will not realize any capital gains (computed net of all realized capital losses and unrealized capital depreciation) in any of the indicated time periods. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses and returns to our investors would be higher. For example, if we assumed that we received our 5.0% annual return completely in the form of net realized capital gains on our investments, computed net of all cumulative unrealized depreciation on our investments, the projected dollar amount of total cumulative expenses set forth in the above illustration would be as follows:

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return completely in the form of net realized capital gains	$121	$335	$517	$863
The example assumes no sales load. In addition, while the examples assume reinvestment of all distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the dividend payment date. The market price per share of our common stock may be at, above or below NAV. See “Part I. Item 1 — Consolidated Financial Statements— Note 2. Significant Accounting Policies” in our most recent Quarterly Report on Form 10-Q.

FINANCIAL HIGHLIGHTS
The consolidated financial highlights as of and for each of the years ended December 31, 2019 through December 31, 2025 are set forth in Note 11 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. The consolidated financial highlights as of and for each of the years ended December 31, 2021 through December 31, 2025 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus. The consolidated financial highlights as of and for the three months ended March 31, 2026 and 2025 are set forth in Note 11 to our unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.
You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus, any other documents incorporated by reference in this prospectus or the accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and any accompanying prospectus supplement, you should consider carefully the following information before making an investment in our securities. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and discussed in the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, the section titled “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus, together with other information in this prospectus, the documents incorporated by reference in this prospectus or any prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described in these documents could materially adversely affect our business, financial condition, and results of operations. The risks described in these documents are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. This could cause our NAV and the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements that involve substantial risks and uncertainties, including statements regarding our future financial condition, business strategy, and plans and objectives of management for future operations. All statements other than statements of historical facts, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Any such forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions.
Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “project”, “seek”, “should”, “target”, “will”, “would” or variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, involve risks and uncertainties, including statements as to:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•changes in the markets in which we invest and changes in financial and lending markets generally;
•the impact of a protracted decline in the liquidity of credit markets on our business;
•the impact of increased competition;
•an economic downturn or recession and its impact on the ability of our portfolio companies to operate and the investment opportunities available to us;
•the impact of interest rate volatility on our business and our portfolio companies;
•the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;
•the level of inflation and its impact on our portfolio companies and on the industries in which we invest;
•the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policies and its impact on our portfolio companies and the global economy;
•the impact of geopolitical conditions, including the conflict between Ukraine and Russia and the turmoil in Europe and the Middle East, and their impact on financial market volatility, global economic markets, and various sectors, industries, and markets for commodities globally, such as oil and natural gas;
•our contractual arrangements and relationships with third parties;
•the valuation of our investments in portfolio companies, particularly those having no liquid trading market;
•actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;
•the ability of our portfolio companies to achieve their objectives;

•the use of borrowed money to finance a portion of our investments;
•the adequacy of our financing sources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Advisers to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;
•our ability to qualify and maintain our qualifications as a RIC and operate as a BDC; and
•the impact of future legislation and regulation on our business and our portfolio companies.
These risks and uncertainties include those described or identified in “Risk Factors” in Part I, Item 1A of our most recent Annual Report on Form 10-K, in Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, and elsewhere in this prospectus, any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference. You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the applicable date of this prospectus, any applicable prospectus supplement or free writing prospectus, including any documents incorporated by reference, and while we believe such information forms, or will form, a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for new investments in portfolio companies in accordance with our investment objective and strategies described in this prospectus, to temporarily repay indebtedness (which will be subject to re-borrowing), to pay our operating expenses, to pay distributions to our shareholders and for general corporate purposes, and other working capital needs. We are continuously identifying, reviewing and, to the extent consistent with our investment objective, funding new investments. As a result, we typically raise capital as we deem appropriate to fund such new investments. The applicable prospectus supplement or a free writing prospectus that we have authorized for use relating to an offering will more fully identify the use of the proceeds from such offering.
We estimate that it will take less than six months for us to substantially invest the net proceeds of any offering made pursuant to this prospectus, depending on the availability of attractive opportunities, market conditions and the amount raised. However, we can offer no assurance that we will be able to achieve this goal.
Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period.

PRICE RANGE OF COMMON STOCK
The information contained under the caption “Market Information” in Part II, Item 5 of our most recent Annual Report on Form 10-K is incorporated by reference herein.
The following table sets forth, for each quarter during the fiscal year ending December 31, 2026, the range of high and low sales price of our common stock as reported on the NYSE and the sales price as a percentage of the NAV per share of our common stock.

		Price Range
Period	NAV (1)	High	Low	High Sales Price Premium (Discount) to NAV(2)	Low Sales Price Premium (Discount) to NAV(2)
For the Year Ending December 31, 2026
Second Quarter (through June 8, 2026)	*	$15.00	$12.43	*	*
First Quarter	$17.50	14.31	12.50	(18.23)%	(28.57)%
___________
*    NAV has not yet been determined for this period.
(1)     NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each relevant quarter.
(2)     Calculated as the respective high or low closing sales price less NAV, divided by NAV (in each case, as of the applicable quarter).

As of June 8, 2026, there were approximately 84 holders of record of our common stock. On June 8, 2026, the last reported closing sales price of our common stock on the NYSE was $12.60 per share, which represented a discount of 28.00% to NAV per share reported by us as of March 31, 2026.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The information contained under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

SENIOR SECURITIES
Information about our senior securities as of the end of the fiscal years ended December 31, 2025, 2024, 2023, 2022, 2021, 2020 and 2019 is included in Note 11 to our audited consolidated financial statements appearing in our most recent Annual Report on Form 10-K. The report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, on our consolidated financial statements as of December 31, 2025, of which the Senior Securities table as of December 31, 2025, 2024, 2023, 2022, and 2021 is a part, has been incorporated by reference herein.
Information about our senior securities is shown in the following table as of March 31, 2026 (unaudited) ($ in thousands, except per share amounts).

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
CLO-I
March 31, 2026	$320,925	$1,758.4	—	N/A
CLO-II
March 31, 2026	$213,000	$1,758.4	—	N/A
CLO-III
March 31, 2026	$213,500	$1,758.4	—	N/A
Revolving Credit Facility
March 31, 2026	$92,000	$1,758.4	—	N/A
2030 Notes
March 31, 2026	$300,000	$1,758.4	—	N/A
_______________
(1)Total amount of each class of senior securities outstanding at the end of the period presented.
(2)Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.
(3)The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4)Not applicable because the senior securities are not registered for public trading.

THE COMPANY
The information contained under the captions “Business” in Part I, Item 1 of our most recent Annual Report on Form 10-K and “Legal Proceedings” in Part I, Item 3 of our most recent Annual Report on Form 10-K and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 and “Legal Proceedings” in Part II, Item 1 of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.
Subsidiaries of the Company
The Company may engage in its investment activities in securities and other assets through its subsidiaries that are controlled by the Company. The Company complies with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with the Company’s subsidiaries and the Company treats a subsidiary’s debt as its own for purposes of Section 18 of the 1940 Act. The Company’s subsidiaries are subject to the Advisory Agreement. The Company’s subsidiaries comply with provisions under the 1940 Act relating to affiliated transactions and custody requirements. U.S. Bank National Association serves as the custodian for the Company and its subsidiaries.

PORTFOLIO COMPANIES
The following table sets forth certain information as of March 31, 2026 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. As of March 31, 2026, there were no investments in a portfolio company that represented greater than 5% of our total assets.
For more information relating to the Company’s investments, see the Company’s unaudited financial statements incorporated by reference in this prospectus.

Portfolio Company (1) (2) (7)	Footnotes	Investment	Spread Above Reference Rate (3)	Interest Rate (3)	Maturity Date	Par Amount	Amortized Cost	Fair Value (4)	% of Net Assets (5)	Company Address
Investments
Debt Investments
Aerospace & Defense
ERA Industries, LLC (BTX Precision)	(12)	First Lien Debt	S + 5.00%	8.67%	7/25/2030	$1,547	$1,532	$1,554	0.18%	1800 Greenleaf Avenue, Elk Grove Village, IL, 60007, United States
ERA Industries, LLC (BTX Precision)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	7/25/2030	887	885	890	0.10%
PAG Holding Corp. (Precision Aviation Group)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	12/21/2029	14,701	14,502	14,701	1.70%	900 Circle 75 Parkway, Atlanta, GA, 30339, United States
PAG Holding Corp. (Precision Aviation Group)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/21/2029	4,874	4,843	4,874	0.56%
STS Holding, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	11/12/2030	3,491	3,463	3,343	0.39%	200 Fillmore Street, Suite 200, Denver, CO, 80206, United States
Turbine Engine Specialists, Inc.	(12)	Subordinated Debt	S + 9.50%	13.27%	3/1/2029	811	793	812	0.09%	600 Railhead Road, Fort Worth, TX, 76106, United States
Turbine Engine Specialists, Inc.	(12)	Subordinated Debt	S + 9.50%	13.27%	3/1/2029	2,498	2,459	2,500	0.29%
Valkyrie Intermediate, LLC	(12)	Subordinated Debt	N/A	10.50% (Cash) 1.00% (PIK)	11/17/2027	2,902	2,881	2,873	0.33%	2877 Guardian Lane, Virginia Beach, VA, 23452, United States
Total Aerospace & Defense							31,358	31,547	3.64%

Automotive
Covercraft Parent III, Inc.	(12) (16)	Subordinated Debt	N/A	14.50% (PIK)	2/20/2028	7,562	7,491	680	0.08%	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States

High Bar Brands Operating, LLC	(12)	Subordinated Debt	N/A	13.00%	6/19/2030	2,088	2,054	2,000	0.23%	2701 Southwest 18th Street, Owatonna, MN, 55060, United States
JEGS Automotive	(12)	Revolving Loan	S + 7.00%	10.67% (PIK)	12/31/2029	227	227	227	0.03%	101 Jegs Place, Delaware, OH, 43015, United States
JEGS Automotive	(12)	First Lien Debt	S + 7.00%	10.67% (PIK)	12/31/2029	1,363	1,363	1,363	0.16%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	1,133	1,127	1,123	0.13%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
RA Parent Holdings LP (S&S Truck Parts)	(6) (12)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	19,781	19,648	19,606	2.27%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.53%	3/1/2029	1,685	1,685	1,671	0.19%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt (Delayed Draw)	S + 4.75%	8.53%	3/1/2029	96	96	95	0.01%
RA Parent Holdings LP (S&S Truck Parts)	(6)	First Lien Debt	S + 4.75%	8.53%	3/1/2029	6,701	6,670	6,642	0.77%
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	11/1/2029	3,715	3,585	3,533	0.41%	10411 Airport Road, Everett, WA, 98204, United States
Randys Holdings, Inc. (Randy's Worldwide Automotive)	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	11/1/2029	10,884	10,803	10,730	1.24%
Total Automotive							54,749	47,670	5.52%
Banking, Finance, Insurance, Real Estate
Aprio Advisory Group, LLC	(11) (12)	Revolving Loan	S + 4.75%	8.42%	8/1/2031	8	3	3	—%	2002 Summit Boulevard, Suite 120, Atlanta, GA, 30319-1498, United States
Aprio Advisory Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/1/2031	92	—	(1)	—%
Ascend Partner Services LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.13%	8/11/2031	12,587	12,539	12,211	1.41%	201 North Union Street, Alexandria, VA, 22314, United States
Ascend Partner Services LLC	(6)	First Lien Debt	S + 4.50%	8.13%	8/11/2031	7,266	7,209	7,049	0.82%
Big Apple Advisory, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	11/18/2031	4,302	1,134	1,114	0.13%	500 Mamaroneck Avenue, Harrison, NY, 10528, United States
Big Apple Advisory, LLC	(11) (12)	Revolving Loan	S + 4.50%	8.17%	11/18/2031	1,740	(14)	(15)	—%
Big Apple Advisory, LLC	(12)	First Lien Debt	S + 4.50%	8.17%	11/18/2031	8,866	8,792	8,788	1.02%

Cohen Advisory, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/31/2031	4,823	195	215	0.02%	1350 Euclid Avenue, Suite 800, Cleveland, OH, 44115, United States
Cohen Advisory, LLC	(6)	First Lien Debt	S + 4.50%	8.20%	12/31/2031	8,577	8,506	8,577	0.99%
Compex Legal Services, Inc.	(12)	First Lien Debt	S + 5.75%	9.51%	3/31/2028	100	99	99	0.01%	325 Maple Avenue, Torrance, CA, 90503, United States
Illumifin Corporation (Long Term Care Group)	(9) (12)	First Lien Debt	S + 6.00%	9.93%	9/8/2027	7,258	7,259	6,983	0.81%	935 South Main Street, Greenville, SC, 29601, United States
Knight AcquireCo, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.16%	11/8/2032	1,250	—	(4)	—%	1855 West State Road 434, Longwood, FL, 32750, United States
Knight AcquireCo, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.16%	11/8/2032	3,750	3,742	3,738	0.43%
Patriot Growth Insurance Services, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.85%	10/16/2028	7,010	6,979	6,925	0.80%	501 Office Center Drive, Fort Washington, PA, 19034, United States
Smith & Howard Advisory LLC	(6) (12)	First Lien Debt	S + 5.00%	8.66%	11/26/2030	5,112	5,089	4,998	0.58%	271 17th Street Northwest, Suite 2100, Atlanta, GA, 30363, United States
Vensure Employer Services, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.67%	9/27/2031	3,262	3,242	3,234	0.37%	1475 South Price Road, Chandler, AZ, 85224, United States
World Insurance Associates, LLC	(6) (9) (12)	First Lien Debt	S + 5.00%	8.70%	4/3/2030	14,584	14,580	14,401	1.67%	100 Wood Avenue South, 4th Floor, Iselin, NJ, 08830, United States
Total Banking, Finance, Insurance, Real Estate							79,354	78,315	9.06%

Beverage, Food & Tobacco
AmerCareRoyal, LLC	(6)	First Lien Debt	S + 5.00%	8.67%	9/10/2030	711	705	702	0.08%	420 Clover Mill Road, Exton, PA, 19341, United States
AmerCareRoyal, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	9/10/2030	165	—	(2)	—%
AmerCareRoyal, LLC	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	9/10/2030	113	113	112	0.01%

Bardstown PPC Buyer LLC (Bardstown Bourbon Company)	(12)	Subordinated Debt	S + 7.75%	11.43%	8/30/2027	9,300	9,238	8,841	1.02%	1500 Parkway Drive, Bardstown, KY, 40004, United States
BCPE North Star US Holdco 2, Inc. (Dessert Holdings)	(6) (9) (14)	Subordinated Debt	S + 7.25%	11.03%	6/8/2029	6,245	6,187	6,184	0.72%	30 East 7th Street, Saint Paul, MN, 55101, United States
Boardwalk Buyer LLC (Death Wish Coffee)	(6) (9)	First Lien Debt	S + 4.75%	8.55%	9/28/2028	9,575	9,551	9,575	1.11%	260 Broadway, Saratoga Springs, NY, 12866, United States
Commercial Bakeries Corp.	(6) (10) (12)	First Lien Debt	S + 5.25%	8.95%	9/25/2029	16,892	16,684	16,806	1.94%	45 Torbarrie Road, Toronto, Ontario, M3L 1G5, Canada
Commercial Bakeries Corp.	(6) (10)	First Lien Debt	S + 5.25%	8.90%	9/25/2029	1,999	1,988	1,989	0.23%
FoodScience, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.36%	11/14/2031	6,301	2,061	2,066	0.24%	929 Harvest Lane, Williston, VT, 05452, United States
FoodScience, LLC	(6) (12)	First Lien Debt	S + 4.75%	8.49%	11/14/2031	5,852	5,805	5,845	0.68%
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	4,349	4,300	4,216	0.49%	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	869	857	842	0.10%
IF&P Holding Company, LLC (Fresh Edge)	(12)	Subordinated Debt	S + 4.50%	8.26% (Cash) 5.13% (PIK)	4/3/2029	1,028	1,013	996	0.12%
Naturpak PPC Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/22/2032	1,111	—	(3)	—%	100 Innovation Drive, Janesville, WI, 53546, United States
Naturpak PPC Buyer LLC	(6)	First Lien Debt	S + 4.50%	8.20%	12/22/2032	4,889	4,867	4,874	0.56%
Nellson Nutraceutical, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	4/17/2031	72	—	—	—%	2 Lawrence Paquette Industrial Dr, Champlain, NY, 12919, United States
Nellson Nutraceutical, LLC	(9) (12)	First Lien Debt	S + 5.75%	9.45%	4/17/2031	923	915	924	0.11%
Palmetto Acquisitionco, Inc. (Tech24)	(6) (12)	First Lien Debt	S + 5.75%	9.45%	9/18/2029	13,015	12,870	12,493	1.45%	80 International Drive, Greenville, SC, 29615, United States
Palmetto Acquisitionco, Inc. (Tech24)	(12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	9/18/2029	3,666	3,659	3,519	0.41%

Razor Light, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	2/6/2032	1,435	(7)	(6)	—%	676 North Michigan Avenue, 34th Floor, Chicago, IL, 60611, United States
Razor Light, Inc.	(11) (12)	Revolving Loan	S + 4.75%	8.45%	2/6/2032	1,103	(5)	(5)	—%
Razor Light, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	2/6/2032	7,462	7,427	7,428	0.86%
Refresh Buyer, LLC (Sunny Sky Products)	(6) (12)	First Lien Debt	S + 4.75%	8.35%	12/23/2028	6,934	6,895	6,808	0.79%	11747 Windfern Road, Houston, TX, 77064, United States
Refresh Buyer, LLC (Sunny Sky Products)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.35%	12/23/2028	1,756	1,756	1,724	0.20%
Sara Lee Frozen Bakery, LLC (f/k/a KSLB Holdings, LLC)	(12)	First Lien Debt	S + 5.00%	8.82%	7/30/2027	10,358	10,302	10,102	1.17%	1 Tower Lane, Suite 500, Oakbrook Terrace, IL, 60181, United States
Sara Lee Frozen Bakery, LLC (f/k/a KSLB Holdings, LLC)	(12)	First Lien Debt	S + 5.00%	8.82%	7/30/2027	9,410	9,343	9,177	1.06%
Watermill Express, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	2,373	2,369	2,387	0.28%	1177 South 4th Avenue, Brighton, CO, 80601, United States
Watermill Express, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	3,154	3,154	3,174	0.37%
Watermill Express, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	6,295	6,255	6,334	0.73%
Watermill Express, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	3,211	3,204	3,231	0.37%
Watermill Express, LLC	(6) (9)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	310	310	312	0.04%
Watermill Express, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/30/2031	1,880	(6)	11	—%
Watermill Express, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	4/30/2031	2,741	2,716	2,758	0.32%
WCHG Buyer, Inc. (Handgards, LLC)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	4/10/2031	20,181	20,026	20,176	2.33%	901 Hawkins Boulevard, El Paso, TX, 79915, United States
Total Beverage, Food & Tobacco							154,552	153,590	17.79%
Capital Equipment
Clean Solutions Buyer, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	9/9/2030	967	959	951	0.11%	119 Poplar Pointe Drive, Mooresville, NC, 28117, United States
Engineered Fastener Company, LLC (EFC International)	(12)	Subordinated Debt	N/A	11.00% (Cash) 2.50% (PIK)	5/1/2028	3,373	3,328	3,317	0.38%	1940 Craigshire, Saint Louis, MO, 63146, United States

FirstCall Mechanical Group, LLC	(6)	First Lien Debt	S + 4.75%	8.45%	6/27/2031	9,825	9,753	9,763	1.13%	11704 Reames Road, Charlotte, NC, 28269, United States
FirstCall Mechanical Group, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	6/27/2031	19,794	19,783	19,669	2.28%
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(9) (12)	First Lien Debt	S + 6.00%	9.80%	12/15/2026	6,317	6,312	6,226	0.72%	4101 Sparks Drive, Grand Rapids, MI, 49546, United States
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.80%	12/15/2026	5,479	5,476	5,399	0.62%
Heartland Home Services, Inc. (Helios Buyer, Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.80%	12/15/2026	2,512	2,512	2,476	0.29%
Hyperion Materials & Technologies, Inc.	(12) (14)	First Lien Debt	S + 4.50%	8.43%	8/30/2028	2,593	2,593	2,214	0.26%	6325 Huntley Road, Worthington, OH, 43085, United States
Jetson Buyer, Inc. (E-Technologies Group, Inc.)	(6) (12)	First Lien Debt	S + 5.50%	9.20%	4/9/2030	7,186	7,133	6,928	0.80%	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States
Ovation Holdings, Inc	(12)	First Lien Debt (Delayed Draw)	S +4.75%	8.45%	2/4/2030	7,819	7,759	7,780	0.90%	200 Providence Street, West Warwick, RI, 02893, United States
Ovation Holdings, Inc	(6)	First Lien Debt	S +4.75%	8.45%	2/4/2030	936	929	932	0.11%
Ovation Holdings, Inc	(6)	First Lien Debt	S +4.75%	8.45%	2/4/2030	7,853	7,763	7,814	0.90%
Ovation Holdings, Inc	(6)	First Lien Debt (Delayed Draw)	S +4.75%	8.45%	2/4/2030	1,858	1,845	1,849	0.21%
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(6)	First Lien Debt	S +5.25%	9.15%	4/4/2029	9,403	9,306	9,231	1.07%	7575 Westwinds Boulevard Northwest, Concord, NC, 28027, United States
Rhino Intermediate Holding Company, LLC (Rhino Tool House)	(6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.16%	4/4/2029	1,808	1,804	1,775	0.21%
SkyMark Refuelers, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/16/2032	914	616	612	0.07%	4001 East 149th Street, Suite B, Kansas City, MO, 64147, United States
SkyMark Refuelers, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/16/2032	1,364	—	(7)	—%
SkyMark Refuelers, LLC	(6)	First Lien Debt	S + 4.50%	8.17%	12/16/2032	2,722	2,709	2,709	0.31%
Specialty Manufacturing Holdings, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	3/31/2033	17	—	—	—%	78 Brookside Road, Waterbury, CT, 06708, United States

Specialty Manufacturing Holdings, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	3/31/2033	83	83	83	0.01%
USA Industries Holdings LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.91%	12/10/2032	36	—	—	—%	302 State Street, South Houston, TX, 77587, United States
USA Industries Holdings LLC	(12)	First Lien Debt	S + 4.25%	7.91%	12/10/2032	63	63	63	0.01%
Vessco Midco Holdings, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	7/24/2031	13,706	13,593	13,447	1.56%	8217 Upland Circle, Chanhassen, MN, 55317, United States
Vessco Midco Holdings, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	7/24/2031	4,569	4,201	4,132	0.48%
Vessco Midco Holdings, LLC	(9) (11) (12)	Revolving Loan	S + 4.50%	8.24%	7/24/2031	1,726	(13)	(33)	—%
Total Capital Equipment							108,507	107,330	12.43%
Chemicals, Plastics, & Rubber
Boulder Scientific Company, LLC	(6)	First Lien Debt	S + 4.50%	8.16%	12/31/2027	1,984	1,992	1,970	0.23%	4161 Specialty Place, Longmont, CO, 80504, United States
Chroma Color Corporation	(6)	First Lien Debt	S + 4.25%	7.95%	4/23/2029	6,171	6,101	6,096	0.71%	3900 West Dayton Street, McHenry, IL, 60050, United States
Chroma Color Corporation	(6)	First Lien Debt (Delayed Draw)	S + 4.25%	7.95%	4/23/2029	1,362	1,355	1,346	0.16%
New Spartech Holdings LLC	(12)	First Lien Debt	S + 7.00%	10.67%	3/31/2030	1,434	1,410	1,434	0.17%	11650 Lakeside Crossing Court, Maryland Heights, MO, 63146, United States
New Spartech Holdings LLC	(9) (12)	First Lien Debt	S + 1.00%	4.67% (Cash) 4.25% (PIK)	9/30/2030	2,439	2,439	2,081	0.24%
Olympic Buyer, Inc. (Ascensus)	(9) (12)	First Lien Debt	S + 4.35%	8.02%	6/30/2028	9,506	9,430	8,130	0.94%	200 Dryden Road, Dresher, PA, 19025, United States
WCI-Momentum Bidco, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/31/2032	17	—	—	—%	605 Chestnut Street Suite 1250 Chattanooga, TN 37450 United States
WCI-Momentum Bidco, LLC	(12)	First Lien Debt	S + 4.75%	8.45%	12/31/2032	83	83	83	0.01%
Total Chemicals, Plastics, & Rubber							22,810	21,140	2.46%

Construction & Building

Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	2,574	2,532	2,203	0.25%	100-220 Victoria Drive, Vancouver, British Columbia, V5L 0C7, Canada
Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	4,900	4,860	4,194	0.49%
Athlete Buyer, LLC (Allstar Holdings)	(12)	Subordinated Debt (Delayed Draw)	N/A	1.00% (Cash) 13.00% (PIK)	4/26/2030	6,217	6,166	5,321	0.62%
Athlete Buyer, LLC (Allstar Holdings)	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	13.00% (PIK)	4/26/2030	2,510	(24)	(362)	(0.04%)
Cobalt Service Partners, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	10/13/2031	3,157	2,293	2,279	0.26%	124 East 14th Street, 14th Floor, New York, NY, 10003, United States
Cobalt Service Partners, LLC	(6) (9)	First Lien Debt	S + 4.75%	8.45%	10/13/2031	1,817	1,802	1,802	0.21%
Gannett Fleming, Inc.	(6) (9) (12)	First Lien Debt	S + 4.25%	7.90%	8/5/2030	17,602	17,400	17,489	2.02%	207 Senate Avenue, Harrisburg, PA, 17011, United States
Gannett Fleming, Inc.	(9) (11) (12)	Revolving Loan	S + 4.50%	8.19%	8/5/2030	2,131	829	839	0.10%
Heartland Paving Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/9/2030	5,676	5,045	4,912	0.57%	10351 Naples Street Northeast, Blaine, MN, 55449, United States
Heartland Paving Partners, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/9/2030	5,666	5,656	5,522	0.64%
Heartland Paving Partners, LLC	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/9/2030	8,443	8,378	8,229	0.95%
ICE USA Infrastructure, Inc.	(6) (12)	First Lien Debt	S + 5.75%	9.42%	3/15/2030	6,489	6,442	6,448	0.75%	110 Midlands Court, West Columbia, SC, 29169, United States
Java Buyer, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	12/15/2030	13,948	13,870	13,920	1.61%	5925 Stoneridge Drive, Pleasanton, CA, 94588, United States
MEI Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	6/29/2029	2,095	521	521	0.06%	421 Water Avenue Northeast, Suite 4300, Albany, OR, 97321, United States
MEI Buyer LLC	(6) (12)	First Lien Debt	S + 4.25%	7.92%	6/29/2029	11,173	11,035	11,174	1.29%
MEI Buyer LLC	(12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	6/29/2029	1,787	1,782	1,787	0.21%
Rose Paving, LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	12.00%	5/7/2030	191	190	184	0.02%	600 North Villa Avenue, Villa Park, IL, 60181, United States

Rose Paving, LLC	(12)	Subordinated Debt	N/A	12.00%	5/7/2030	2,937	2,910	2,832	0.33%
Royal Holdco Corporation (RMA Companies)	(11) (12)	First Lien Debt (Delayed Draw)	S +4.50%	8.17%	12/30/2030	3,431	1,235	1,201	0.14%	12130 Santa Margarita Court, Rancho Cucamonga, CA, 91730, United States
Royal Holdco Corporation (RMA Companies)	(6) (12)	First Lien Debt	S + 4.50%	8.17%	12/30/2030	16,358	16,281	16,061	1.86%
SCIC Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	3/28/2031	3,105	470	539	0.06%	700 Goldman Drive, Cream Ridge, NJ, 08514, United States
SCIC Buyer, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.45%	3/28/2031	14,665	14,537	14,958	1.73%
WSB Engineering Holdings Inc.	(6)	First Lien Debt	S + 4.50%	8.17%	8/31/2029	6,372	6,315	6,319	0.73%	701 Xenia Avenue South, Minneapolis, MN, 55416, United States
WSB Engineering Holdings Inc.	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/31/2029	4,186	4,172	4,151	0.48%
Total Construction & Building							134,697	132,523	15.34%

Consumer Goods: Durable
DRS Holdings III, Inc.	(6) (9)	First Lien Debt	S + 5.25%	8.92%	11/1/2028	2,828	2,828	2,817	0.33%	138 East Main Street, Suite 201, Kent, OH, 44240, United States
Momentum Textiles, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	9/25/2029	5,155	5,084	5,081	0.59%	261 5th Avenue, Suite 1812, New York, NY, 10016, United States
XpressMyself.com LLC (SmartSign)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	9/7/2028	9,650	9,612	9,649	1.12%	300 Cadman Plaza West, Brooklyn, NY, 11201, United States
XpressMyself.com LLC (SmartSign)	(6)	First Lien Debt	S + 5.75%	9.51%	9/7/2028	4,911	4,862	4,910	0.57%
Total Consumer Goods: Durable							22,386	22,457	2.61%

Consumer Goods: Non-durable
Bradford Soap International, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/28/2031	1,000	—	(3)	—%	200 Providence Street, West Warwick, RI, 02893, United States
Bradford Soap International, Inc.	(6)	First Lien Debt	S + 4.75%	8.42%	8/28/2031	2,993	2,979	2,984	0.35%

FoodServices Brand Group, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	2/8/2030	3,133	3,064	3,039	0.35%	799 Central Avenue, Suite 300, Highland Park, IL, 60035, United States
KL Bronco Acquisition, Inc. (Elevation Labs)	(6)	First Lien Debt	S + 4.75%	8.52%	6/30/2030	6,634	6,609	6,601	0.76%	2105 Boge Avenue, Idaho Falls, ID, 83401, United States
KL Bronco Acquisition, Inc. (Elevation Labs)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.52%	6/30/2030	2,457	2,448	2,445	0.28%
MPG Parent Holdings, LLC (Market Performance Group)	(6) (12)	First Lien Debt	S + 5.00%	8.66%	1/8/2030	12,367	12,283	12,416	1.44%	331 North Post Road, NJ, 08550, United States
MPG Parent Holdings, LLC (Market Performance Group)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.66%	1/8/2030	3,036	3,036	3,048	0.35%
Total Consumer Goods: Non-durable							30,419	30,530	3.53%

Containers, Packaging & Glass
B2B Industrial Products, LLC (AMW Acquisition Company, Inc.)	(12)	First Lien Debt	S + 6.75%	10.60%	10/7/2026	14,098	14,096	13,781	1.59%	313 South Rohlwing Road, Addison, IL, 60101, United States
B2B Industrial Products, LLC (AMW Acquisition Company, Inc.)	(12)	First Lien Debt	S + 6.75%	10.60%	10/7/2026	112	111	109	0.01%
good2grow LLC	(6) (12)	First Lien Debt	S + 4.50%	8.32%	12/1/2027	8,699	8,672	8,648	1.00%	400 Galleria Parkway, Atlanta, GA, 30339, United States
good2grow LLC	(6) (12)	First Lien Debt	S + 5.50%	9.32%	12/1/2027	4,029	4,003	4,029	0.47%
good2grow LLC	(6) (12)	First Lien Debt	S + 4.75%	8.57%	12/1/2027	14,086	14,022	14,058	1.63%
Ivex Holdco Inc. (Specialized Packaging Group)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	10,026	10,010	9,960	1.15%	180 Grand Avenue, Suite 900, Oakland, CA, 94612, United States
Ivex Holdco Inc. (Specialized Packaging Group)	(10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	4,310	4,310	4,282	0.50%
Ivex Holdco Inc. (Specialized Packaging Group)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	6,740	6,740	6,695	0.77%
Ivex Holdco Inc. (Specialized Packaging Group)	(10) (12)	First Lien Debt	S + 5.50%	9.31%	12/17/2027	3,250	3,250	3,228	0.37%
Oliver Packaging, LLC	(12)	Subordinated Debt	N/A	11.50% (PIK)	1/6/2029	2,871	2,849	2,513	0.29%	10 Gilpin Avenue, Hauppauge, NY, 11788, United States
Oliver Packaging, LLC	(12)	Subordinated Debt	N/A	13.00% (PIK)	1/6/2029	541	535	492	0.06%

Online Labels Group, LLC	(12)	First Lien Debt	S + 4.75%	8.45%	12/19/2029	3,254	3,232	3,254	0.38%	2021 East Lake Mary Boulevard, Sanford, FL, 32773, United States
Online Labels Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/19/2029	401	200	200	0.02%
Online Labels Group, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	12/19/2029	403	—	—	—%
Performance Packaging Buyer, LLC	(6)	First Lien Debt	S + 4.50%	8.13%	4/15/2031	6,960	6,899	6,908	0.80%	2025 McCrea Street, Alliance, OH, 44601, United States
Total Containers, Packaging & Glass							78,929	78,157	9.04%

Energy: Electricity
Environ Energy, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.92%	10/1/2031	1,481	227	226	0.03%	1000 Elm Street, 17th Floor, Manchester, NH, 03105-3701, United States
Environ Energy, LLC	(6)	First Lien Debt	S + 5.25%	8.92%	10/1/2031	2,512	2,495	2,493	0.29%
Matador US Buyer, LLC (Insulation Technology Group)	(6) (10) (12)	First Lien Debt	S + 5.00%	8.67%	6/25/2030	22,073	21,906	22,133	2.56%	10, rue Antoine Jans, Luxembourg, 1820, Luxembourg
Matador US Buyer, LLC (Insulation Technology Group)	(10) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	6/25/2030	5,841	5,841	5,856	0.68%
Total Energy: Electricity							30,469	30,708	3.56%

Environmental Industries
CLS Management Services, LLC (Contract Land Staff)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	3/27/2030	7,412	7,359	7,376	0.85%	2245 Texas Drive, Sugar Land, TX, 77479, United States
CLS Management Services, LLC (Contract Land Staff)	(6)	First Lien Debt (Delayed Draw)	S + 5.00%	8.65%	3/27/2030	2,980	2,976	2,965	0.34%
CLS Management Services, LLC (Contract Land Staff)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	3/27/2030	4,984	4,476	4,460	0.52%
Impact Parent Corporation (Impact Environmental Group)	(6) (12)	First Lien Debt	S + 5.25%	9.05%	3/23/2029	6,623	6,545	6,554	0.76%	950 Tollgate Road, Elgin, IL, 60123, United States
Impact Parent Corporation (Impact Environmental Group)	(6)	First Lien Debt (Delayed Draw)	S + 5.25%	9.05%	3/23/2029	3,094	3,085	3,062	0.35%
Impact Parent Corporation (Impact Environmental Group)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.05%	3/23/2029	6,707	6,689	6,637	0.77%
Impact Parent Corporation (Impact Environmental Group)	(6)	First Lien Debt	S + 5.25%	9.05%	3/23/2029	1,697	1,677	1,679	0.19%

NFM & J, L.P. (The Facilities Group)	(6) (9)	First Lien Debt	S + 5.75%	9.52%	11/30/2028	4,760	4,748	4,663	0.54%	217 North Howard Avenue, Tampa, FL, 33606, United States
NFM & J, L.P. (The Facilities Group)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.52%	11/30/2028	8,823	8,789	8,644	1.00%
NFM & J, L.P. (The Facilities Group)	(6) (9)	First Lien Debt (Delayed Draw)	S + 5.75%	9.52%	11/30/2028	4,839	4,839	4,741	0.55%
NFM & J, L.P. (The Facilities Group)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.52%	11/30/2028	553	553	542	0.06%
Nutrition 101 Buyer, LLC (101 Inc)	(6)	First Lien Debt	S + 5.25%	9.05%	8/31/2028	6,497	6,473	6,384	0.74%	4791 West 900 South, Pendleton, IN, 46064, United States
Orion Group FM Holdings, LLC (Leo Facilities)	(6)	First Lien Debt	S + 4.75%	8.45%	7/3/2029	8,357	8,278	8,304	0.96%	920 Broadway, New York, NY, 10010, United States
Orion Group FM Holdings, LLC (Leo Facilities)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/3/2029	6,345	6,338	6,305	0.73%
Orion Group FM Holdings, LLC (Leo Facilities)	(6)	First Lien Debt	S + 4.75%	8.45%	7/3/2029	1,569	1,557	1,559	0.18%
Orion Group FM Holdings, LLC (Leo Facilities)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/3/2029	13,446	5,832	5,748	0.67%
SI Solutions, LLC	(6)	First Lien Debt	S + 4.75%	8.42%	8/15/2030	11,724	11,636	11,684	1.35%	11515 Vanstory Drive, Huntersville, NC, 28078, United States
SI Solutions, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/15/2030	5,593	1,102	1,093	0.13%
Total Environmental Industries							92,952	92,400	10.69%

Healthcare & Pharmaceuticals
AB Centers Acquisition Corporation (Action Behavior Centers)	(6) (12)	First Lien Debt	S + 5.25%	8.92%	7/2/2031	1,463	1,457	1,445	0.17%	2100 Kramer Lane, Suite 150, Austin, TX, 78758, United States
AB Centers Acquisition Corporation (Action Behavior Centers)	(6) (12)	First Lien Debt	S + 5.25%	8.92%	7/2/2031	15,477	15,352	15,287	1.77%
AB Centers Acquisition Corporation (Action Behavior Centers)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.92%	7/2/2031	2,836	1,393	1,363	0.16%
ACP Maverick Holdings, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	3/18/2031	3,622	2,924	2,922	0.34%	30 Bearfoot Road, Northborough, MA, 01532, United States
ACP Maverick Holdings, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	3/18/2031	16,200	16,061	16,126	1.87%

Affinity Hospice Intermediate Holdings, LLC	(12)	First Lien Debt	S + 4.75%	8.55%	12/17/2029	6,562	6,541	4,802	0.56%	216 Aquarius Drive, Birmingham, AL, 35209, United States
Anne Arundel Dermatology Management, LLC	(12)	First Lien Debt	N/A	4.71% (PIK)	1/15/2029	649	649	649	0.08%	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States
Anne Arundel Dermatology Management, LLC	(12) (16)	Subordinated Debt	N/A	12.75% (PIK)	10/15/2028	3,282	3,283	1,283	0.15%
Anne Arundel Dermatology Management, LLC	(12) (16)	Subordinated Debt	N/A	13.25% (PIK)	4/15/2028	1,972	1,972	2,023	0.23%
Anne Arundel Dermatology Management, LLC	(12)	First Lien Debt	N/A	4.71% (PIK)	4/15/2028	566	566	566	0.07%
Anne Arundel Dermatology Management, LLC	(11) (12) (16)	Subordinated Debt (Delayed Draw)	N/A	13.25% (PIK)	4/15/2028	2,396	2,029	2,091	0.24%
ARC Health OPCO, LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	1,222	(17)	(34)	—%	25700 Science Park Drive, Suite 210, Beachwood, OH, 44122, United States
ARC Health OPCO, LLC	(12)	Subordinated Debt	N/A	8.00% (Cash) 5.00% (PIK)	4/10/2031	2,503	2,435	2,433	0.28%
Bluebird PM Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	2/3/2032	1,153	(2)	—	—%	1449 37th Street, Suite 341, Brooklyn, NY, 11218, United States
Bluebird PM Buyer, Inc.	(6)	First Lien Debt	S + 4.75%	8.45%	2/3/2032	8,371	8,302	8,371	0.97%
Bridges Consumer Healthcare Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.87%	12/22/2031	4,822	(21)	(68)	(0.01%)	811 Broad Street, Suite 600, Chattanooga, TN, 37402, United States
Bridges Consumer Healthcare Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.87%	12/22/2031	2,738	2,175	2,147	0.25%
Bridges Consumer Healthcare Intermediate LLC	(6)	First Lien Debt	S + 5.25%	8.87%	12/22/2031	5,741	5,694	5,659	0.65%
Coding Solutions Acquisition, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	8/7/2031	13,475	13,411	13,279	1.53%	6509 Windcrest Drive, Plano, TX, 75024, United States
Coding Solutions Acquisition, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	8/7/2031	521	(1)	(8)	—%
Coding Solutions Acquisition, Inc.	(9) (11) (12)	Revolving Loan	S + 5.00%	8.67%	8/7/2031	1,246	(10)	(18)	—%
Dermatology Intermediate Holdings III, Inc. (Forefront Dermatology)	(6) (9) (12) (14)	First Lien Debt	S + 4.25%	7.92%	3/30/2029	3,239	3,212	3,067	0.35%	801 York Street, Manitowoc, WI, 54220, United States

Eyesouth Eye Care Holdco LLC	(6) (12)	First Lien Debt	S + 5.50%	9.27%	10/5/2029	7,304	7,260	7,199	0.83%	5775 Glenridge Drive, Atlanta, GA, 30328, United States
Eyesouth Eye Care Holdco LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	10/5/2029	2,395	2,395	2,360	0.27%
FH DMI Buyer, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	10/11/2030	1,098	1,097	1,098	0.13%	12525 Stowe Drive, Poway, CA, 92064, United States
FH DMI Buyer, Inc.	(6)	First Lien Debt	S + 5.00%	8.70%	10/11/2030	1,968	1,952	1,968	0.23%
Genesee Scientific LLC	(6) (9) (12)	First Lien Debt	S + 5.75%	9.55%	9/30/2027	5,822	5,808	5,209	0.60%	900 Vernon Way, El Cajon, CA, 92020, United States
Genesee Scientific LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.55%	9/30/2027	1,524	1,524	1,364	0.16%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	6,254	6,237	5,864	0.68%	1 Valley Square, Blue Bell, PA, 19422, United States
GHR Healthcare, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.07%	12/9/2027	1,956	1,956	1,834	0.21%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	4,869	4,834	4,566	0.53%
GHR Healthcare, LLC	(6) (9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	7,947	7,909	7,451	0.86%
GHR Healthcare, LLC	(9) (12)	First Lien Debt	S + 5.25%	9.07%	12/9/2027	3,695	3,677	3,464	0.40%
Health Management Associates, Inc.	(6)	First Lien Debt	S + 6.25%	10.01%	3/30/2029	8,258	8,164	8,217	0.95%	2501 Woodlake Circle, Okemos, MI, 48864, United States
Health Management Associates, Inc.	(6)	First Lien Debt (Delayed Draw)	S + 6.25%	10.01%	3/30/2029	1,067	1,048	1,062	0.12%
Healthspan Buyer, LLC (Thorne HealthTech)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	10/16/2030	10,412	10,340	10,370	1.20%	152 West 57th Street, New York, NY, 10019, United States
Heartland Veterinary Partners LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	3,964	3,964	3,925	0.45%	10 South LaSalle Street, Suite 2120, Chicago, IL, 60603, United States
Heartland Veterinary Partners LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	10,919	10,919	10,813	1.25%
Heartland Veterinary Partners LLC	(12)	Subordinated Debt	N/A	7.50% (Cash) 7.00% (PIK)	9/10/2028	2,184	2,177	2,163	0.25%
HemaSource, Inc.	(12)	Subordinated Debt	N/A	9.75%	2/28/2030	3,664	3,595	3,644	0.42%	485 South 5700 West, Salt Lake City, UT, 84104, United States
HLSG Intermediate, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/2/2033	25	—	—	—%	255 38th Ave, Suite M, St. Charles, IL, 60174, United States

HLSG Intermediate, LLC	(9) (12)	First Lien Debt	S + 4.75%	8.42%	2/2/2033	75	75	75	0.01%
HMN Acquirer Corp.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/5/2031	2,426	(5)	(21)	—%	11 Philips Parkway, Montvale, NJ, 07645, United States
HMN Acquirer Corp.	(6)	First Lien Debt	S + 4.50%	8.20%	11/5/2031	6,515	6,462	6,459	0.75%
Impact Advisors, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	3/19/2032	7,143	12	(43)	—%	400 East Diehl Road, Suite 190, Naperville, IL, 60563, United States
Impact Advisors, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	3/19/2032	12,729	12,616	12,576	1.46%
JKC Buyer, Inc. (J. Knipper and Company Inc)	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.13%	2/13/2032	2,087	2,077	2,052	0.24%	One Healthcare Way, Lakewood, NJ, 08701, United States
JKC Buyer, Inc. (J. Knipper and Company Inc)	(6)	First Lien Debt	S + 4.50%	8.13%	2/13/2032	6,028	5,981	5,928	0.69%
Lavie Group, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.63%	10/12/2029	4,617	4,594	4,579	0.53%	1055 Washington Boulevard, Stamford, CT, 06901, United States
Lavie Group, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.63%	10/10/2029	734	456	452	0.05%
Lavie Group, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.63%	10/12/2029	2,734	2,712	2,712	0.31%
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt	N/A	12.25% (PIK)	2/7/2030	146	146	132	0.02%	16703 Southeast McGillivray Boulevard, Vancouver, WA, 98683, United States
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt	N/A	12.25% (PIK)	2/7/2030	2,125	2,102	1,709	0.20%
MDC Intermediate Holdings II, LLC (Mosaic Dental)	(12)	Subordinated Debt (Delayed Draw)	N/A	12.25% (PIK)	2/7/2030	566	564	455	0.05%
Midwest Eye Services, LLC	(6)	First Lien Debt	S + 4.50%	8.35%	8/20/2027	8,814	8,792	8,788	1.02%	1060 Nimitzview Drive, Cincinnati, OH, 45230, United States
Promptcare Infusion Buyer, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.95%	9/1/2027	1,412	1,412	1,412	0.16%	41 Spring Street, New Providence, NJ, 07974, United States
Promptcare Infusion Buyer, Inc.	(6) (9)	First Lien Debt	S + 6.00%	9.95%	9/1/2027	8,015	8,012	8,015	0.93%
Promptcare Infusion Buyer, Inc.	(6) (9)	First Lien Debt (Delayed Draw)	S + 6.00%	9.95%	9/1/2027	1,249	1,249	1,249	0.14%
QHR Health, LLC	(6) (12)	First Lien Debt	S + 5.25%	9.02%	5/28/2027	7,503	7,479	7,473	0.86%	1573 Mallory Lane, Brentwood, TN, 37027, United States

QHR Health, LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	9.02%	5/28/2027	3,174	3,174	3,162	0.37%
QHR Health, LLC	(6) (12)	First Lien Debt	S + 5.25%	9.02%	5/28/2027	3,174	3,157	3,162	0.37%
Real Chemistry Intermediate III, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	4/12/2032	3,288	2,196	2,183	0.25%	199 Water Street, 12th Floor, New York, NY, 10038, United States
Real Chemistry Intermediate III, Inc.	(11) (12)	Revolving Loan	S + 4.50%	8.20%	4/12/2032	1,780	(8)	(11)	—%
Real Chemistry Intermediate III, Inc.	(6)	First Lien Debt	S + 4.50%	8.20%	4/12/2032	7,397	7,365	7,352	0.85%
Sandlot Buyer, LLC (Prime Time Healthcare)	(6) (12)	First Lien Debt	S + 6.25%	10.02%	9/19/2028	7,713	7,599	7,463	0.86%	18010 Burt Street, Elkhorn, NE, 68022, United States
Sandlot Buyer, LLC (Prime Time Healthcare)	(6) (12)	First Lien Debt	S + 6.25%	10.02%	9/19/2028	9,058	8,960	8,765	1.01%
Smile Brands Inc.	(12)	Subordinated Debt	S + 8.50%	12.28% (PIK)	4/12/2028	13,041	13,041	8,103	0.94%	100 Spectrum Center Drive, Irvine, CA, 92618, United States
Swoop Intermediate III, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	4/12/2032	4,928	(11)	49	0.01%	228 Park Avenue South, PMB 924225, New York, NY, 10003, United States
Swoop Intermediate III, Inc.	(11) (12)	Revolving Loan	S + 4.50%	8.17%	4/12/2032	1,776	(8)	18	—%
Swoop Intermediate III, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	4/12/2032	6,981	6,950	7,051	0.82%
TBRS, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	11/24/2031	1,074	(4)	(21)	—%	5949 Commerce Boulevard, Morristown, TN, 37814, United States
TBRS, Inc.	(9) (11) (12)	Revolving Loan	S + 4.75%	8.42%	11/22/2030	1,406	(11)	(27)	—%
TBRS, Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.42%	11/24/2031	9,127	9,060	8,949	1.04%
Tidi Legacy Products, Inc.	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	12/19/2029	15,173	15,073	15,173	1.76%	570 Enterprise Drive, Neenah, WI, 54956, United States
Tidi Legacy Products, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/19/2029	4,064	4,064	4,064	0.47%
VMG Holdings LLC (VMG Health)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	4/16/2030	1,127	1,118	1,119	0.13%	2515 McKinney Avenue, Suite 1500, Dallas, TX, 75201, United States
VMG Holdings LLC (VMG Health)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	4/16/2030	15,693	15,578	15,574	1.80%

Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	7,220	7,191	7,162	0.83%	5911 North Honore Avenue, Sarasota, FL, 34243, United States
Wellspring Pharmaceutical Corporation	(6)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	3,091	3,062	3,066	0.35%
Wellspring Pharmaceutical Corporation	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/22/2028	1,536	1,530	1,523	0.18%
Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/22/2028	2,528	2,523	2,508	0.29%
Wellspring Pharmaceutical Corporation	(6) (12)	First Lien Debt	S + 5.00%	8.70%	8/22/2028	1,218	1,205	1,208	0.14%
YI, LLC (Young Innovations)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.43%	12/3/2029	16,179	16,077	15,882	1.84%	2260 Wendt Street, Algonquin, IL, 60102, United States
Total Healthcare & Pharmaceuticals							365,878	353,435	40.93%

High Tech Industries
Alta Buyer, LLC	(11) (12)	Revolving Loan	S + 4.50%	8.20%	2/18/2033	2,209	(8)	(21)	—%	739 East Fort Union Boulevard, Midvale, UT, 84047, United States
Alta Buyer, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	2/18/2033	17,500	17,437	17,330	2.00%
Arctiq, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/3/2032	1,315	—	(6)	—%	8 Cadillac Drive, Suite 250, Brentwood, TN, 37027, United States
Arctiq, Inc.	(6)	First Lien Debt	S + 4.75%	8.42%	2/3/2032	8,685	8,647	8,645	1.00%
Eliassen Group, LLC	(6) (9) (12)	First Lien Debt	S + 5.75%	9.45%	4/14/2028	11,794	11,748	11,547	1.33%	55 Walkers Brook Drive, Reading, MA, 01867, United States
Eliassen Group, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.45%	4/14/2028	849	849	831	0.10%
Emburse, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.95%	5/28/2032	13	—	—	—%	1701 North Market Street, Suite 330, Dallas, TX, 75202, United States
Emburse, Inc.	(9) (11) (12)	Revolving Loan	S + 4.25%	7.95%	5/28/2032	14	—	—	—%
Emburse, Inc.	(9) (12)	First Lien Debt	S + 4.25%	7.95%	5/28/2032	73	73	73	0.01%
Exterro, Inc.	(6)	First Lien Debt	S + 5.25%	8.92%	6/1/2027	9,435	9,416	9,311	1.08%	2175 Northwest Raleigh Street, Portland, OR, 97210, United States

GNX HBS PARENT, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	10/1/2031	1,481	—	(23)	—%	1700 Stephen Street, Little Chute, WI, 54140, United States
GNX HBS PARENT, LLC	(6)	First Lien Debt	S + 4.75%	8.45%	10/1/2031	2,512	2,501	2,474	0.29%
Infobase Acquisition, Inc.	(6)	First Lien Debt	S + 5.50%	9.35%	6/14/2028	3,973	3,957	3,973	0.46%	1000 North West Street, Wilmington, DE, 19801, United States
Prosci, Inc.	(6)	First Lien Debt	S + 4.50%	8.27%	11/18/2030	4,733	4,728	4,714	0.54%	1700 Market Street, Philadelphia, PA, 19103, United States
Revalize Inc. (f/k/a AQ Holdco Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	4,227	4,223	3,805	0.44%	8800 West Baymeadows Way, Jacksonville, FL, 32256, United States
Revalize Inc. (f/k/a AQ Holdco Inc.)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	1,086	1,084	977	0.11%
Revalize Inc. (f/k/a AQ Holdco Inc.)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.60% (Cash) 1.75% (PIK)	4/16/2029	241	241	217	0.03%
Ridge Trail US Bidco, Inc. (Options IT)	(9) (12)	First Lien Debt	S + 4.50%	8.20%	9/30/2031	676	671	664	0.08%	5th Floor, 50 Pall Mall, London, England, United Kingdom
Ridge Trail US Bidco, Inc. (Options IT)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	9/30/2031	236	8	4	—%
Ridge Trail US Bidco, Inc. (Options IT)	(9) (11) (12)	Revolving Loan	S + 4.50%	8.20%	3/31/2031	79	21	20	—%
Smart Wave Technologies, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	12/30/2031	1,662	1,009	1,009	0.12%	1 Marmac Drive, Toronto, Ontario, M9W 1E7, Canada
Smart Wave Technologies, Inc.	(12)	First Lien Debt	S + 4.75%	4.40% (Cash) 4.00% (PIK)	12/30/2031	3,116	3,116	3,116	0.36%
Solve Industrial Motion Group LLC	(12)	Subordinated Debt (Delayed Draw)	N/A	14.50% (PIK)	6/30/2028	2,434	2,434	2,409	0.28%	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States
Solve Industrial Motion Group LLC	(12)	Subordinated Debt	N/A	14.50% (PIK)	6/30/2028	2,125	2,111	2,103	0.24%
Solve Industrial Motion Group LLC	(12)	Subordinated Debt	N/A	14.50% (PIK)	6/30/2028	915	908	906	0.10%
VALIDITY INC	(12)	First Lien Debt	S + 5.25%	8.90%	4/12/2032	99	98	98	0.01%	100 Summer Street, Suite 2900, Boston, MA, 02110, United States

Venture Buyer, LLC (Velosio)	(6) (9)	First Lien Debt	S + 5.25%	8.91%	3/1/2030	6,123	6,080	6,123	0.71%	5747 Perimeter Drive, Dublin, OH, 43017, United States
Venture Buyer, LLC (Velosio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.25%	8.91%	3/1/2030	222	222	222	0.03%
Total High Tech Industries							81,574	80,521	9.32%

Hotel, Game & Leisure
Davidson Hotel Company LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	10/31/2031	1,052	93	105	0.01%	One Ravinia Drive, Suite 1600, Atlanta, GA, 30346, United States
Davidson Hotel Company LLC	(6)	First Lien Debt	S + 5.00%	8.67%	10/31/2031	3,156	3,130	3,188	0.37%
Total Hotel, Game & Leisure							3,223	3,293	0.38%

Media: Advertising, Printing & Publishing
Calienger Acquisition, L.L.C. (Wpromote, LLC)	(6) (12)	First Lien Debt	S + 5.75%	9.45%	10/23/2028	4,279	4,237	4,211	0.49%	101 Continental Boulevard, El Segundo, CA, 90245, United States
Tinuiti Inc.	(9) (12)	First Lien Debt	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	2,955	2,952	2,806	0.32%	111 West 33rd Street, New York, NY, 10120, United States
Tinuiti Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	1,932	1,932	1,834	0.21%
Tinuiti Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 2.63%	6.42% (Cash) 3.13% (PIK)	12/11/2028	9,890	9,890	9,390	1.09%
Total Media: Advertising, Printing & Publishing							19,011	18,241	2.11%
Media: Diversified & Production
BroadcastMed Holdco, LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.75% (PIK)	11/12/2027	3,895	3,863	3,780	0.44%	400 North Ashley Drive, Tampa, FL, 33602, United States
Corporate Visions, Inc.	(12)	First Lien Debt	S + 6.00%	9.67% (PIK)	2/28/2029	3,926	3,046	3,023	0.35%	5155 East Eagle Drive, Mesa, AZ, 85215, United States
Corporate Visions, Inc.	(12)	First Lien Debt	N/A	15.00% (PIK)	2/28/2029	208	208	160	0.02%
Corporate Visions, Inc.	(12) (16)	First Lien Debt	S + 6.00%	9.67% (PIK)	2/28/2029	820	—	—	—%
MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt	S + 6.00%	9.67%	12/9/2026	8,246	8,247	6,198	0.71%	7624 Bald Cypress Place, Tampa, FL, 33614, United States

MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.67%	12/9/2026	2,937	2,937	2,208	0.26%
MSM Acquisitions, Inc. (Spectrio)	(9) (12)	First Lien Debt (Delayed Draw)	S + 6.00%	9.67%	12/9/2026	448	448	337	0.04%
Total Media: Diversified & Production							18,749	15,706	1.82%

Services: Business
ALKU Intermediate Holdings, LLC	(12)	First Lien Debt	S + 6.25%	9.95%	5/23/2029	4,417	4,363	4,373	0.51%	100 Brickstone Square, Andover, MA, 01810, United States
All4 Buyer, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	1/23/2032	2,383	871	860	0.10%	2393 Kimberton Road, PO Box 299, PA, 19442, United States
All4 Buyer, LLC	(6)	First Lien Debt	S + 4.50%	8.17%	1/23/2032	2,833	2,809	2,808	0.32%
Archer Acquisition, LLC (ARMstrong)	(6)	First Lien Debt	S + 4.75%	8.55%	10/8/2029	6,764	6,698	6,712	0.78%	One Pierce Place, Itasca, IL, 60143, United States
Archer Acquisition, LLC (ARMstrong)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.55%	10/8/2029	936	626	624	0.07%
Astra Service Partners, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/26/2032	25	5	5	—%	920 Broadway, 8th Floor, New York, NY, 10010, United States
Astra Service Partners, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.20%	11/26/2032	75	75	75	0.01%
Bounteous, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/2/2029	2,704	2,697	2,704	0.31%	2100 Manchester Road, Wheaton, IL, 60187, United States
Bounteous, Inc.	(6) (12)	First Lien Debt	S + 4.50%	8.17%	8/2/2029	5,224	5,210	5,224	0.60%
Bounteous, Inc.	(12)	First Lien Debt	S + 4.50%	8.17%	8/2/2029	2,138	2,132	2,138	0.25%
Bounteous, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/2/2029	3,496	3,496	3,496	0.40%
Bullhorn, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.67%	10/1/2029	13,671	13,653	13,457	1.56%	100 Summer Street, Boston, MA, 02110, United States
Caldwell & Gregory LLC	(12)	Subordinated Debt	S + 6.25%	9.95% (Cash) 2.50% (PIK)	3/31/2031	1,160	1,144	1,159	0.13%	129 Broad Street Road, Manakin-Sabot, VA, 23103, United States
CDL Marketing Group, LLC (Career Now)	(12) (16)	Subordinated Debt	N/A	13.00% (PIK)	3/30/2027	3,990	3,966	380	0.04%	302 East Parent Avenue, Royal Oak, MI, 48067, United States

Certus NDT Group Buyer, LLC	(12)	Subordinated Debt	N/A	9.00% (Cash) 3.00% (PIK)	2/11/2033	2,008	1,970	1,979	0.23%	2449 West Park Avenue, Gray, LA, 70359, United States
Cornerstone Advisors of Arizona, LLC	(9) (12)	First Lien Debt	S + 4.75%	8.45%	5/13/2032	100	99	98	0.01%	7272 East Indian School Road, Suite 400, Scottsdale, AZ, 85251, United States
CPL Consultants, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	2/17/2032	4,317	54	34	—%	255 Woodcliff Drive, Suite 200, Fairport, NY, 14450, United States
CPL Consultants, LLC	(6)	First Lien Debt	S + 4.25%	7.92%	2/17/2032	1,349	1,343	1,343	0.16%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt	S + 5.00%	8.84%	9/15/2028	7,320	7,254	7,182	0.83%	8559 East North Belt, Humble, TX, 77396, United States
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	2,330	2,321	2,286	0.26%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	1,535	1,532	1,506	0.17%
DH United Holdings, LLC (D&H United Fueling Solutions)	(6) (12)	First Lien Debt	S + 5.00%	8.84%	9/15/2028	3,387	3,351	3,323	0.38%
DH United Holdings, LLC (D&H United Fueling Solutions)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.84%	9/15/2028	5,083	4,270	4,186	0.48%
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	12/1/2027	3,953	3,940	3,953	0.46%	1301 West 22nd Street, Oak Brook, IL, 60523, United States
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt	S + 5.50%	9.27%	12/1/2027	1,015	1,011	1,015	0.12%
Element 78 Partners, LLC (E78)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	15,233	—	—	—%
Element 78 Partners, LLC (E78)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	2,972	2,962	2,972	0.34%
Element 78 Partners, LLC (E78)	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.27%	12/1/2027	2,595	2,310	2,310	0.27%
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(6) (9) (12)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	9,575	9,540	9,553	1.11%	2426 Old Brick Road, Glen Allen, VA, 23060, United States
Empower Brands Franchising, LLC (f/k/a Lynx Franchising LLC)	(9) (12)	First Lien Debt	S + 5.75%	9.60%	12/23/2026	6,638	6,598	6,623	0.77%
Env Automation Acquisition, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	12/8/2031	33	5	5	—%	2337 West Warrior Trail, Suite 7255, Grand Prairie, TX, 75052, United States
Env Automation Acquisition, LLC	(9) (12)	First Lien Debt	S + 4.50%	8.17%	12/8/2031	67	67	67	0.01%

Esquire Deposition Solutions, LLC	(12)	Subordinated Debt	N/A	14.00% (PIK)	6/30/2029	2,136	2,107	2,108	0.24%	1500 Centre Parkway, Atlanta, GA, 30344, United States
Gabriel Partners, LLC	(12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	690	690	682	0.08%	1300 East 9th Street, Suite 200, Cleveland, OH, 44114, United States
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	9,462	9,462	9,344	1.08%
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	1,576	1,576	1,557	0.18%
Gabriel Partners, LLC	(6) (9) (12)	First Lien Debt	S + 6.25%	4.62% (Cash) 5.45% (PIK)	5/17/2027	3,906	3,903	3,858	0.45%
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt	S + 4.50%	8.17%	8/1/2029	9,449	9,359	9,450	1.09%	4000 Hollywood Boulevard, Fort Lauderdale, FL, 33021, United States
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/1/2029	9,195	9,184	9,196	1.06%
KENG Acquisition, Inc. (Engage PEO)	(6) (9) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	8/1/2029	1,069	1,067	1,069	0.12%
KRIV Acquisition Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	7/31/2031	4,884	—	(28)	—%	2515 McKinney Avenue, Dallas, TX, 75201, United States
KRIV Acquisition Inc.	(11) (12)	Revolving Loan	S + 4.75%	8.45%	7/31/2031	444	187	185	0.02%
KRIV Acquisition, Inc. (Riveron)	(6) (12)	First Lien Debt	S + 4.75%	8.45%	7/31/2031	12,100	11,864	12,030	1.39%	2515 McKinney Avenue, Dallas, TX, 75201, United States
LRN Corporation (Lion Merger Sub, Inc.)	(9) (12)	First Lien Debt	S + 5.25%	8.93%	12/17/2027	7,150	7,150	7,106	0.82%	921, chemin de la Rivière-du-Nord, Saint-Jérôme, Quebec, J7Y 5G2, Canada
LRN Corporation (Lion Merger Sub, Inc.)	(9) (12)	First Lien Debt	S + 5.25%	8.93%	12/17/2027	7,128	7,128	7,085	0.82%
M&S Holdings Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.44%	12/23/2032	769	—	(2)	—%	800 West Sixth Street, Suite 950, Los Angeles, CA, 90017, United States
M&S Holdings Buyer, Inc.	(6)	First Lien Debt	S + 4.75%	8.44%	12/23/2032	4,231	4,211	4,217	0.49%
Olympus US Bidco LLC (Phaidon International)	(6) (10) (12)	First Lien Debt	S + 5.50%	9.27%	8/22/2029	13,031	12,962	12,486	1.44%	All Saints Street, London, England, N1 9PA, United Kingdom

Output Services Group, Inc.	(12)	First Lien Debt	S + 8.00%	12.16%	5/30/2028	155	155	155	0.02%	900 Kimberly Drive, Carol Stream, IL, 60188, United States
Output Services Group, Inc.	(12)	First Lien Debt	S + 6.25%	10.41%	11/30/2028	837	837	837	0.10%
PN Buyer, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	7/31/2031	1,111	—	(28)	—%	805 15th Street Northwest, Suite 200, Washington, DC, 20005, United States
PN Buyer, Inc.	(6)	First Lien Debt	S + 4.50%	8.17%	7/31/2031	3,879	3,862	3,781	0.44%
RailPros Parent, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.91%	5/24/2032	21	6	6	—%	5605 North MacArthur Boulevard, Suite 650, Irving, TX, 75038, United States
RailPros Parent, LLC	(9) (11) (12)	Revolving Loan	S + 4.25%	7.91%	5/24/2032	11	—	—	—%
RailPros Parent, LLC	(9) (12)	First Lien Debt	S + 4.25%	7.91%	5/24/2032	68	67	68	0.01%
Redwood Services Group, LLC (Evergreen Services Group)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/15/2029	2,953	2,401	2,411	0.28%	832 Sansome Street, San Francisco, CA, 94111, United States
Redwood Services Group, LLC (Evergreen Services Group)	(6) (9) (12)	First Lien Debt	S + 5.00%	8.70%	6/15/2029	13,991	13,848	13,991	1.62%
Redwood Services Group, LLC (Evergreen Services Group)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/15/2029	2,798	2,783	2,798	0.32%
Safety Infrastructure Services Intermediate LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	7/21/2028	2,826	1,155	1,091	0.13%	101 North Cherry, Suite 700, Salem, NC, 27101, United States
Safety Infrastructure Services Intermediate LLC	(6)	First Lien Debt	S + 5.00%	8.70%	7/21/2028	7,014	6,971	6,845	0.79%
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	4,838	4,810	4,800	0.56%	2360 Corporate Circle, Henderson, NV, 89074, United States
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	4,473	4,439	4,438	0.51%
Sagebrush Buyer, LLC (Province)	(6) (12)	First Lien Debt	S + 4.75%	8.42%	7/1/2030	3,024	3,006	3,000	0.35%
Scaled Agile, Inc.	(9) (12)	First Lien Debt	S + 5.50%	5.55% (Cash) 3.75% (PIK)	12/15/2028	8,083	8,049	6,125	0.71%	5400 Airport Boulevard, Boulder, CO, 80301, United States
Scaled Agile, Inc.	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	5.55% (Cash) 3.75% (PIK)	12/15/2028	396	396	300	0.03%

Sentinel Technologies, Inc	(6)	First Lien Debt	S + 4.50%	8.16%	11/3/2031	4,988	4,965	4,988	0.58%	2550 Warrenville Road, Downers Grove, IL, 60515, United States
Syndigo LLC	(11) (12)	Revolving Loan	S + 5.00%	8.67%	9/2/2032	592	139	121	0.01%	141 West Jackson Boulevard, Suite 1375, Chicago, IL, 60604, United States
Syndigo LLC	(6)	First Lien Debt	S + 5.00%	8.67%	9/2/2032	4,397	4,376	4,237	0.49%
Tau Buyer, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	5.70% (Cash) 2.50% (PIK)	2/2/2032	3,442	2,262	2,208	0.26%	25 Forbes Boulevard, Suite 3, Foxborough, MA, 02035, United States
Tau Buyer, LLC	(9) (11) (12)	Revolving Loan	S + 4.50%	8.20%	2/2/2032	1,720	536	516	0.06%
Tau Buyer, LLC	(6) (9) (12)	First Lien Debt	S + 4.50%	5.70% (Cash) 2.50% (PIK)	2/2/2032	9,916	9,832	9,719	1.12%
Thompson Safety LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	6/25/2032	91	14	13	—%	415 Lockhaven Drive, Houston, TX, 77073, United States
Thompson Safety LLC	(11) (12)	Revolving Loan	P + 4.00%	10.75%	6/25/2032	9	1	1	—%
Transit Buyer, LLC (Propark Mobility)	(6)	First Lien Debt	S + 4.75%	8.43%	1/31/2029	6,669	6,600	6,665	0.77%	1 Union Place, Hartford, CT, 06103, United States
Transit Buyer, LLC (Propark Mobility)	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.43%	1/31/2029	3,069	3,039	3,068	0.36%
Transit Buyer, LLC (Propark Mobility)	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.43%	1/31/2029	10,045	10,033	10,039	1.16%
Trilon Group, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.17%	5/25/2029	27,407	27,294	27,299	3.16%	1200 17th Street, Denver, CO, 80202, United States
Trilon Group, LLC	(12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	5/25/2029	1,851	1,845	1,844	0.21%
TSS Buyer, LLC (Technical Safety Services)	(6)	First Lien Debt	S + 5.00%	8.70%	6/22/2029	6,617	6,583	6,585	0.76%	620 Hearst Avenue, Berkeley, CA, 94710, United States
TSS Buyer, LLC (Technical Safety Services)	(12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	6/22/2029	6,291	6,246	6,260	0.72%
TSS Buyer, LLC (Technical Safety Services)	(6) (12)	First Lien Debt	S + 5.00%	8.70%	6/22/2029	1,847	1,830	1,838	0.21%
Victors CCC Buyer LLC (CrossCountry Consulting)	(6) (9)	First Lien Debt	S + 4.75%	8.42%	6/1/2029	7,988	7,900	7,950	0.92%	1600 Tysons Boulevard, McLean, VA, 22102, United States
Victors CCC Buyer LLC (CrossCountry Consulting)	(9) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	6/1/2029	820	816	816	0.09%

VRC Companies, LLC (Vital Records Control)	(6) (9)	First Lien Debt	S + 4.75%	8.42%	6/29/2027	4,477	4,464	4,467	0.52%	5384 Poplar Avenue, Memphis, TN, 38119, United States
VRC Companies, LLC (Vital Records Control)	(6) (9)	First Lien Debt	S + 5.50%	9.19%	6/29/2027	326	325	326	0.04%
Total Services: Business							329,107	322,371	37.27%

Services: Consumer
360 Holdco, Inc. (360 Training)	(6)	First Lien Debt	S + 4.75%	8.42%	8/2/2028	3,393	3,374	3,353	0.39%	6504 Bridge Point Parkway, Austin, TX, 78730, United States
360 Holdco, Inc. (360 Training)	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/2/2028	3,093	377	341	0.04%
ADPD Holdings LLC (NearU)	(9) (12)	First Lien Debt	S + 6.00%	5.03% (Cash) 5.00% (PIK)	8/16/2028	9,973	9,978	9,281	1.07%	3700 Arco Corporate Drive, Suite 125, Charlotte, NC, 28273, United States
AMS Parent, LLC (All My Sons)	(6) (12)	First Lien Debt	S + 4.75%	8.71%	10/25/2028	5,133	5,112	5,132	0.59%	2400 Old Mill Road, Carrollton, TX, 75007, United States
Apex Service Partners, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.68%	10/24/2030	153	152	154	0.02%	201 East Kennedy Boulevard, Tampa, FL, 33602, United States
Apex Service Partners, LLC	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.67%	10/24/2030	153	153	154	0.02%
Apex Service Partners, LLC	(9) (11) (12)	Revolving Loan	S + 5.00%	8.69%	10/24/2029	55	25	26	—%
Apex Service Partners, LLC	(9) (12)	First Lien Debt	S + 5.00%	8.67%	10/24/2030	625	621	630	0.07%
Canopy Service Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	2/28/2033	1,375	96	88	0.01%	2811 Ponce de Leon Boulevard, Coral Gables, FL, 33134, United States
Canopy Service Partners, LLC	(6)	First Lien Debt	S + 4.50%	8.20%	2/28/2033	1,625	1,615	1,615	0.19%
Columbia Home Services LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	12.00%	11/27/2031	22	—	(1)	—%	5615 Rufe Snow Drive, North Richland Hills, TX, 76180, United States
Columbia Home Services LLC	(12)	Subordinated Debt	N/A	10.00% (Cash) 2.00% (PIK)	11/27/2031	78	77	74	0.01%

Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(12)	Subordinated Debt	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	917	902	894	0.10%	4055 Faber Place Drive, North Charleston, SC, 29405, United States
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(12)	Subordinated Debt (Delayed Draw)	N/A	9.00% (Cash) 4.00% (PIK)	1/28/2030	700	695	683	0.08%
Excel Fitness Consolidator LLC	(6)	First Lien Debt	S + 4.75%	8.45%	4/29/2030	10,194	10,133	10,064	1.16%	1901 West Braker Lane, Austin, TX, 78758, United States
Excel Fitness Consolidator LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	4/29/2030	1,897	(10)	(24)	—%
Legacy Service Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	11/10/2031	100	—	(1)	—%	2701 North Rocky Point Boulevard, Suite 655, Tampa, FL, 33607, United States
Legacy Service Partners, LLC	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	13.25% (PIK)	11/10/2032	47	37	37	—%
Legacy Service Partners, LLC	(12)	Subordinated Debt	N/A	13.25% (PIK)	11/10/2032	56	55	55	0.01%
Legacy Service Partners, LLC	(6) (12)	First Lien Debt	S + 4.50%	8.20%	11/10/2031	17,503	17,448	17,394	2.01%
Liberty Buyer, Inc. (Liberty Group)	(9) (12)	First Lien Debt	S + 5.75%	9.49%	6/15/2028	3,839	3,825	3,695	0.43%	5718 Westheimer Road, Houston, TX, 77057, United States
Liberty Buyer, Inc. (Liberty Group)	(9) (12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.49%	6/15/2028	289	289	278	0.03%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 3.00% (PIK)	3/18/2029	644	644	550	0.06%	245 East Olive Avenue, Suite 500, Burbank, CA, 91502, United States
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 3.00% (PIK)	3/18/2029	649	649	554	0.06%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 2.00% (PIK)	3/18/2029	738	730	630	0.07%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt	N/A	10.00% (Cash) 1.00% (PIK)	3/18/2029	2,696	2,672	2,301	0.27%
National Renovations LLC (Repipe Specialists)	(12)	Subordinated Debt (Delayed Draw)	N/A	10.00% (Cash) 1.00% (PIK)	3/18/2029	233	233	199	0.02%
North Haven Fairway Buyer, LLC (Fairway Lawns)	(11) (12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	5,068	4,286	4,218	0.49%	10401 Colonel Glenn Road, Little Rock, AR, 72204, United States
North Haven Fairway Buyer, LLC (Fairway Lawns)	(12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	4,537	4,537	4,476	0.52%
North Haven Fairway Buyer, LLC (Fairway Lawns)	(12)	Subordinated Debt (Delayed Draw)	N/A	8.00% (Cash) 3.50% (PIK)	5/17/2029	6,546	6,546	6,457	0.75%

North Haven Spartan US Holdco LLC	(6)	First Lien Debt	S + 5.75%	9.42%	6/8/2026	2,444	2,444	2,444	0.28%	1209 Orange Street, Wilmington, DE, 19801, United States
North Haven Spartan US Holdco LLC	(6)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	6/8/2026	212	212	212	0.02%
North Haven Spartan US Holdco LLC	(12)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	6/8/2026	3,240	3,237	3,240	0.37%
Perennial Services Group, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	12/23/2032	5,288	2,350	2,255	0.26%	255 Greenwood Avenue, Midland Park, NJ, 07432, United States
Perennial Services Group, LLC	(6) (9)	First Lien Debt	S + 4.50%	8.20%	12/23/2032	7,246	7,213	7,116	0.82%
Yard-Nique, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	9/29/2028	161	—	(1)	—%	10014 Chapel Hill Road, Morrisville, NC, 27560, United States
Yard-Nique, Inc.	(6)	First Lien Debt	S + 4.75%	8.45%	9/29/2028	839	834	834	0.10%
Total Services: Consumer							91,541	89,407	10.32%

Sovereign & Public Finance
Renaissance Buyer, LLC (LMI Consulting, LLC)	(6) (12)	First Lien Debt	S + 4.75%	8.44%	7/18/2028	11,979	11,912	11,979	1.39%	7940 Jones Branch Drive, Tysons, VA, 22102, United States
Total Sovereign & Public Finance							11,912	11,979	1.39%
Telecommunications
BCM One, Inc.	(6)	First Lien Debt	S + 4.50%	8.27%	11/17/2027	5,633	5,633	5,633	0.65%	295 Madison Avenue, New York, NY, 10017, United States
BCM One, Inc.	(6)	First Lien Debt (Delayed Draw)	S + 4.50%	8.27%	11/17/2027	1,785	1,785	1,785	0.21%
MBS Holdings, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,035	1,029	1,035	0.12%	1 Concourse Parkway Northeast, Suite 600, Atlanta, GA, 30328, United States
MBS Holdings, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,787	1,777	1,787	0.21%
MBS Holdings, Inc.	(6) (9) (12)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	9,822	9,806	9,822	1.14%
MBS Holdings, Inc.	(6) (9)	First Lien Debt	S + 5.00%	8.77%	4/16/2027	1,285	1,277	1,285	0.15%
Mobile Communications America, Inc.	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	10/16/2029	1,653	209	199	0.02%	135 North Church Street, Suite 310, Spartanburg, SC, 29306, United States

Mobile Communications America, Inc.	(6) (12)	First Lien Debt	S + 4.75%	8.40%	10/16/2029	18,089	17,932	17,982	2.08%
Mobile Communications America, Inc.	(12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.40%	10/16/2029	4,259	4,240	4,234	0.49%
Sapphire Telecom, Inc.	(6) (12)	First Lien Debt	S + 5.00%	8.70%	6/27/2029	18,799	18,693	18,794	2.17%	Suite 942, Europort, Europort Road, Gibraltar, United Kingdom
Tyto Athene, LLC	(6) (12)	First Lien Debt	S + 4.75%	8.56%	4/3/2028	7,125	7,099	6,791	0.79%	12901 Worldgate Drive, Herndon, VA, 20170, United States
Total Telecommunications							69,480	69,347	8.03%

Transportation: Cargo
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	264	262	183	0.02%	24 Waterway Avenue, The Woodlands, TX, 77380, United States
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	918	909	636	0.07%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	186	184	129	0.01%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25% (PIK)	2/3/2028	4,481	4,439	3,105	0.36%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (12) (16)	First Lien Debt	S + 2.50%	6.31% (Cash) 4.25%(PIK)	2/3/2028	1,395	1,368	966	0.11%
A&R Logistics Holdings, Inc. (Quantix SCS, LLC)	(9) (11) (12)	Revolving Loan	S + 6.75%	13.50% (PIK)	6/29/2026	269	13	13	—%
Armstrong Midco, LLC (Armstrong Transport Group)	(12)	Subordinated Debt	N/A	15.00% (PIK)	6/30/2027	1,361	1,352	1,341	0.16%	1120 South Tryon, Charlotte, NC, 28203, United States
Armstrong Transport Group, LLC	(12)	Subordinated Debt	N/A	7.00% (Cash) 7.00% (PIK)	6/30/2027	8,316	8,252	8,195	0.95%	1120 South Tryon, Charlotte, NC, 28203, United States
FSK Pallet Holding Corp. (Kamps Pallets)	(6) (12)	First Lien Debt	S + 6.25%	10.07%	12/23/2026	9,077	9,046	8,963	1.04%	665 Seward Avenue Northwest, Grand Rapids, MI, 49504, United States
Kenco PPC Buyer LLC	(6) (12)	First Lien Debt	S + 4.25%	7.92%	11/15/2029	21,604	21,488	21,511	2.49%	2001 Riverside Drive, Chattanooga, TN, 37406, United States
Kenco PPC Buyer LLC	(6) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	7.92%	11/15/2029	3,572	3,554	3,557	0.41%
Kenco PPC Buyer LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.25%	8.03%	11/15/2029	4,111	(28)	(18)	—%

R1 Holdings, LLC (RoadOne)	(12)	Subordinated Debt	N/A	8.75% (Cash) 5.00% (PIK)	6/30/2029	5,265	5,131	5,109	0.59%	1 Kellaway Drive, Randolph, MA, 02368, United States
SEKO Global Logistics Network, LLC	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 10.50%	4.86% (Cash) 9.50% (PIK)	11/27/2029	73	—	—	—%	1501 East Woodfield Road, Suite 210 E, Schaumburg, IL, 60173, United States
SEKO Global Logistics Network, LLC	(9) (12)	First Lien Debt	S + 10.50%	4.86% (Cash) 9.50% (PIK)	11/27/2029	134	134	134	0.02%
SEKO Global Logistics Network, LLC	(12)	First Lien Debt	S + 7.00%	10.82% (PIK)	11/27/2029	483	477	483	0.06%
SEKO Global Logistics Network, LLC	(12)	First Lien Debt	S + 7.00%	10.82% (PIK)	5/27/2030	1,794	1,794	1,337	0.15%
TI Acquisition NC, LLC	(6)	First Lien Debt	S + 4.25%	7.99%	3/19/2027	2,715	2,694	2,715	0.31%	8921 Crew Drive, Emerald Isle, NC, 28594, United States
Total Transportation: Cargo							61,069	58,359	6.75%

Transportation: Consumer
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(6)	First Lien Debt	S + 4.75%	8.42%	2/14/2031	10,454	10,379	10,203	1.18%	5680 Greenwood Plaza Boulevard, Greenwood Village, CO, 80111, United States
EVDR Purchaser, Inc. (Alternative Logistics Technologies Buyer, LLC)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/14/2031	3,040	—	(73)	(0.01)%
Total Transportation: Consumer							10,379	10,130	1.17%

Utilities: Electric
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (12)	First Lien Debt	S + 4.75%	8.42%	8/27/2031	10,329	10,247	10,353	1.20%	6504 Bridge Point Parkway, Austin, TX, 78730, United States
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	8/27/2031	2,615	(10)	6	—%
CRCI Longhorn Holdings, Inc. (CRCI Holdings Inc)	(9) (11) (12)	Revolving Loan	S + 4.75%	8.42%	8/27/2031	1,925	(15)	4	—%
Force Electrical Buyerco, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.17%	10/21/2032	63	5	4	—%	46005 S County Road 202, Woodward, OK, 73801, United States
Force Electrical Buyerco, LLC	(12)	First Lien Debt	S + 4.50%	8.17%	10/21/2032	37	37	37	—%

Industrial Air Flow Dynamics, Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 5.00%	8.70%	8/14/2030	21	—	—	—%	11200 Fostoria Road, Cleveland, TX, 77328, United States
Industrial Air Flow Dynamics, Inc.	(9) (12)	First Lien Debt	S + 5.00%	8.70%	8/14/2030	79	78	77	0.01%
Low Voltage Holdings Inc.	(9) (11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.45%	4/28/2032	416	—	—	—%	8723 Fallbrook Drive, Houston, TX, 77064, United States
Low Voltage Holdings Inc.	(9) (11) (12)	Revolving Loan	S + 4.75%	8.45%	4/28/2032	352	(1)	—	—%
Low Voltage Holdings Inc.	(6) (9) (12)	First Lien Debt	S + 4.75%	8.45%	4/28/2032	2,683	2,675	2,683	0.31%
Pinnacle Supply Partners, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 6.25%	10.01%	4/3/2030	1,636	—	(73)	(0.01%)	1424 Ohio Avenue, Dunbar, WV, 25064, United States
Pinnacle Supply Partners, LLC	(6) (12)	First Lien Debt	S + 6.25%	10.01%	4/3/2030	6,196	6,119	5,919	0.68%
Pinnacle Supply Partners, LLC	(12)	First Lien Debt (Delayed Draw)	S +6.25%	10.01%	4/3/2030	1,967	1,962	1,879	0.22%
RMS Energy Borrower LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.50%	8.20%	9/30/2032	1,231	508	494	0.06%	15396 183rd Street, Little Falls, MN, 56345, United States
RMS Energy Borrower LLC	(6)	First Lien Debt	S + 4.50%	8.20%	9/30/2032	6,735	6,705	6,643	0.77%
Total Utilities: Electric							28,310	28,026	3.24%
Utilities: Water
USA Water Intermediate Holdings, LLC	(6)	First Lien Debt	S + 4.75%	8.42%	2/21/2031	7,739	7,684	7,699	0.89%	363 North Sam Houston Parkway East, Houston, TX, 77060, United States
USA Water Intermediate Holdings, LLC	(11) (12)	First Lien Debt (Delayed Draw)	S + 4.75%	8.42%	2/21/2031	3,020	2,449	2,434	0.28%
Total Utilities: Water							10,133	10,133	1.17%

Wholesale
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(6) (12)	First Lien Debt (Delayed Draw)	S + 5.50%	9.32%	1/19/2029	1,951	1,930	1,919	0.22%	3321 Essex Drive, Richardson, TX, 75082, United States
INS Intermediate II, LLC (Ergotech DBA Industrial Networking Solutions)	(6)	First Lien Debt	S + 5.50%	9.32%	1/19/2029	11,475	11,366	11,284	1.31%
ISG Enterprises, LLC (Industrial Service Group)	(6) (12)	First Lien Debt	S + 5.75%	9.42%	12/7/2028	6,377	6,313	6,162	0.71%	318 Neeley Street, Sumter, SC, 29150, United States
ISG Enterprises, LLC (Industrial Service Group)	(6)	First Lien Debt (Delayed Draw)	S + 5.75%	9.42%	12/7/2028	3,320	3,314	3,209	0.37%
Total Wholesale							22,923	22,574	2.61%

Total Debt Investments	$1,964,471	$1,919,889	222.18%

Portfolio Company (1) (2) (7)	Footnotes	Investment	Acquisition Date	Shares/Units	Cost	Fair Value (4)	% of Net Assets (5)	Company Address
Equity Investments

Aerospace & Defense
BPC Kodiak LLC (Turbine Engine Specialists)	(8) (10) (12) (15)	Class A-1 Units	9/1/2023	1,530,000	$1,530	$2,273	0.26%	600 Railhead Road, Fort Worth, TX, 76106, United States
Total Aerospace & Defense					1,530	2,273	0.26%

Automotive
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	A-2 Units	12/31/2024	998,311	402	—	—%	101 Jegs Place, Delaware, OH, 43015, United States
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	Class B Unit	12/31/2024	1,836,884	404	—	—%
Buckeye Group Holdings, L.P. (JEGS Automotive)	(8) (9) (12)	C Units	12/31/2024	998,311	—	—	—%
Covercraft Parent III, Inc.	(8) (12)	Covercraft Equity	8/20/2021	768	768	—	—%	100 Enterprise Boulevard, Pauls Valley, OK, 73075, United States
HBB Parent, LLC (High Bar Brands)	(8) (12)	Class A Units	12/19/2023	303,000	303	252	0.03%	2701 Southwest 18th Street, Owatonna, MN, 55060, United States
Pegasus Aggregator Holdings LP (S&S Truck Parts)	(8) (12)	Pegasus Units	12/31/2024	7	668	614	0.07%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
Phoenix Topco Holdings LP (S&S Truck Parts)	(8) (12)	Preferred units	6/3/2024	1,000	974	1,276	0.15%	600 West Irving Park Road, Schaumburg, IL, 60193, United States
Phoenix Topco Holdings LP (S&S Truck Parts)	(8) (12)	Warrant	6/3/2024	1,000	1	—	—%
Total Automotive					3,520	2,142	0.25%

Beverage, Food & Tobacco

Bardstown PPC Buyer LLC (Bardstown Bourbon Company)	(8) (12)	Common	7/13/2022	15,373	2,008	1,689	0.19%	1500 Parkway Drive, Bardstown, KY, 40004, United States
Lonestar Polaris Topco, LP	(8) (12)	Class A Units	2/6/2026	323,130	323	323	0.04%	676 North Michigan Avenue, 34th Floor, Chicago, IL, 60611, United States
VCP Tech24 Co-Invest Aggregator LP (Tech24)	(8) (12) (17)	Company Unit	10/5/2023	954	954	808	0.09%	80 International Drive, Greenville, SC, 29615, United States
WPP Fairway Aggregator B, L.P (Fresh Edge)	(8) (12)	Class B Common Units	10/3/2022	698	5	—	—%	4501 Massachusetts Avenue, Indianapolis, IN, 46218, United States
WPP Fairway Aggregator B, L.P (Fresh Edge)	(8) (12)	Class A Preferred Units	10/3/2022	698	698	326	0.04%
Total Beverage, Food & Tobacco					3,988	3,146	0.36%
Capital Equipment
ATL GSE Holdings, LP	(8) (12)	Class A Units	12/16/2025	63	$63	$70	0.01%	4001 East 149th Street, Suite B, Kansas City, MO, 64147, United States
CMG HoldCo, LLC (Crete)	(8) (12)	Equity Co-Investment	5/19/2022	24	249	492	0.06%	3700 South Boulevard, Charlotte, NC, 28209, United States
EFC Holdings, LLC (EFC International)	(8) (12)	Class A Common Units	3/1/2023	148	60	10	—%	1940 Craigshire, Saint Louis, MO, 63146, United States
EFC Holdings, LLC (EFC International)	(8) (12)	Class A Preferred Units	3/1/2023	148	148	189	0.02%
E-Tech Holdings Partnership, L.P. (E-Technologies Group, Inc.)	(8) (12)	Partner Interests	5/22/2024	1,000,000	1,000	665	0.08%	8614 Jacquemin Drive, West Chester Township, OH, 45069, United States
Lapmaster Co-Investment, LLC (Precision Surfacing Solutions)	(8) (12)	Common Units	10/5/2022	3,750,000	3,750	7,575	0.87%	501 West Algonquin Road, Mount Prospect, IL, 60056, United States
Total Capital Equipment					5,270	9,001	1.04%

Chemicals, Plastics & Rubber

New Spartech Holdings LLC	(8) (12)	Common Stock	6/6/2025	314,809	1,595	—	—%	11650 Lakeside Crossing Court, Maryland Heights, MO, 63146, United States
Total Chemicals, Plastics & Rubber					1,595	—	—%

Construction & Building
GreyLion TGNL Holdings	(8) (11) (12) (17)	Limited Partnership Interests	5/2/2025	846,770	865	1,455	0.17%	4617 South Taylor Drive, Sheboygan, WI, 53081, United States
Oceansound Partners Co-Invest II, LP (Gannett Fleming)	(8) (12)	Series F interests	5/26/2023	1,272,139	1,272	1,949	0.22%	207 Senate Avenue, Harrisburg, PA, 17011, United States
OSP Gannett Aggregator, LP (Gannett Fleming)	(8) (10) (12) (15)	Class A Interests	12/20/2022	894,607	895	1,371	0.16%	207 Senate Avenue, Harrisburg, PA, 17011, United States
RPI Investments LP (Rose Paving)	(8) (12)	Class A Units	11/27/2024	690	100	72	0.01%	600 North Villa Avenue, Villa Park, IL, 60181, United States
Total Construction & Building					3,132	4,847	0.56%

Consumer Goods: Durable
LH Equity Investors, L.P.	(8) (11) (12) (17)	Limited Partnership Interest	9/3/2025	1,443,750	1,444	2,043	0.24%	1595 Georgetown Road, Hudson, OH, 44236, United States
Total Consumer Goods: Durable					1,444	2,043	0.24%

Consumer Goods: Non-durable
FBG Holdings LLC	(8) (12)	Common Units	8/8/2025	66	512	309	0.04%	799 Central Avenue, Suite 300, Highland Park, IL, 60035, United States
Ultima Health Holdings, LLC	(8) (12)	Preferred Units	9/12/2022	15	170	354	0.04%	4 Essex Avenue, Bernardsville, NJ, 07924, United States
Total Consumer Goods: Non-durable					682	663	0.08%
Containers, Packaging & Glass

Conversion Holdings, L.P. (Specialized Packaging Group)	(8) (10) (12)	Class A Units	12/17/2020	147,708	$148	$142	0.02%	180 Grand Avenue, Oakland, CA, 94612, United States
Oliver Investors, LP (Oliver Packaging)	(8) (12)	Class D Units	4/22/2025	555	28	31	—%	10 Gilpin Avenue, Hauppauge, NY, 11788, United States
Oliver Investors, LP (Oliver Packaging)	(8) (12)	Common Equity	7/6/2022	11,916	1,131	162	0.02%
Total Containers, Packaging & Glass					1,307	335	0.04%

Healthcare & Pharmaceuticals
HMA Equity, LP (Health Management Associates)	(8) (12)	Class A Common Units	3/30/2023	399,904	400	601	0.07%	2501 Woodlake Circle, Okemos, MI, 48864, United States
MDC Group Holdings, LP (Mosaic Dental)	(8) (12)	Class A2 Units (Common)	2/7/2023	245	245	3	—%	16703 Southeast McGillivray Boulevard, Vancouver, WA, 98683, United States
NP/BF Holdings, L.P.	(8) (12)	Partnership Interests	4/30/2025	1,000	1,000	923	0.11%	100 North Pacific Coast Highway, Suite 1400, El Segundo, CA, 90245, United States
RCP Nats Co-Investment Fund LP	(8) (12) (17)	Limited Partnership Interests	3/17/2025	779,607	782	1,336	0.15%	6310 Southwest Boulevard, Suite 204, Fort Worth, TX, 76109, United States
REP Coinvest III AAD, L.P. (Anne Arundel)	(8) (12)	AA Equity Co-Invest	10/16/2020	12,175	880	—	—%	1306 Concourse Drive, Linthicum Heights, MD, 21090, United States
REP HS Holdings, LLC (HemaSource)	(8) (12)	LP Interests	8/31/2023	577,000	577	803	0.09%	485 South 5700 West, Salt Lake City, UT, 84104, United States
WE Select Fund 3, L.P.	(8) (12) (17)	Partnership Interest	9/10/2025	483,000	495	677	0.08%	310 East 4500 South, Suite 240, Salt Lake City, UT, 84107, United States
Total Healthcare & Pharmaceuticals					4,379	4,343	0.50%

High Tech Industries

GNX HBS Holdings, LLC	(8) (12)	Class A Units	10/1/2025	60	60	58	0.01%	1700 Stephen Street, Little Chute, WI, 54140, United States
Myriad Investment Holdings, L.P.	(8) (12)	Series B-2 Units	1/6/2026	178,105	158	163	0.02%	1 Marmac Drive, Toronto, Ontario, M9W 1E7, Canada
Solve Group Holdings, L.P. (Solve Industrial)	(8) (12)	Solve Industrial Equity	10/4/2022	313	313	289	0.03%	1817 Westinghouse Boulevard, Charlotte, NC, 28273, United States
Three Rivers Co-Investment, L.P.	(8) (12) (17)	Partnership	11/7/2025	500,000	501	500	0.06%	339 Sixth Avenue, Suite 1400, Pittsburgh, PA, 15222-2517, United States
Total High Tech Industries					1,032	1,010	0.12%

Media: Diversified & Production
BroadcastMed Holdco, LLC	(8) (12)	Series A-3 Preferred Units	10/4/2022	56,899	853	715	0.08%	400 North Ashley Drive, Tampa, FL, 33602, United States
Corporate Visions, Inc.	(8) (12)	Common Class A Units	3/5/2026	15,113,838	—	—	—%	5155 East Eagle Drive, Mesa, AZ, 85215, United States
Corporate Visions, Inc.	(8) (12)	Preferred Equity Units	3/5/2026	329	—	—	—%
Total Media: Diversified & Production					853	715	0.08%
Services: Business
BayPine Monarch Co-Invest, LP	(8) (12) (17)	Limited Partnership Interests	6/3/2025	100,000	$101	$111	0.01%	800 Boylston Street, Suite 1000, Boston, MA, 02199, United States
Certus NDT Group Holdings, LLC	(8) (12)	Class A Units	2/11/2026	245	245	245	0.03%	2449 West Park Avenue, Gray, LA, 70359, United States
Concord FG Holdings, LP (E78)	(8) (12)	Class A Common Units	12/1/2021	816	496	576	0.07%	1301 West 22nd Street, Oak Brook, IL, 60523, United States
Crimson FLS TopCo, L.P.	(8) (12)	Class A Units	2/18/2026	30,000	3,000	3,000	0.35%	3751 Joy Springs Drive, Mobile, AL, 36693, United States

Geds Equity Investors, LP (Esquire Deposition Services)	(8) (12)	Class A Limited Partnership Units	7/1/2024	2,424	320	263	0.03%	1500 Centre Parkway, Atlanta, GA, 30344, United States
Harvest Group Topco Holdings, LP	(8) (12)	Class A Common Unit	3/2/2026	3,000	—	—	—%	5100 West JB Hunt Drive, Suite 720, Rogers, AR, 72758, United States
Harvest Group Topco Holdings, LP	(8) (12)	Preferred units	3/2/2026	3,000	3,000	3,000	0.35%
KKEMP Blocked Co-Invest, LP	(8) (12)	Class A Interests	7/15/2025	1,000	1,000	1,127	0.13%	500 Skokie Boulevard, Suite 444, Northbrook, IL, 60062, United States
KRIV Co-Invest Holdings, L.P. (Riveron)	(8) (12) (17)	Class A Units	7/17/2023	790	790	1,104	0.13%	2515 McKinney Avenue, Dallas, TX, 75201, United States
M&S Group Holdings, LLC	(8) (12)	Common Units	12/23/2025	2,998	300	298	0.03%	800 West Sixth Street, Suite 950, Los Angeles, CA, 90017, United States
NMS VONA Case Management Acquisition, LP	(8) (12) (17)	Partnership	11/25/2025	2,793	1,500	2,066	0.24%	29000 Highway 98, Building A-101, Daphne, AL, 36526, United States
NMSEF II Holdings I, L.P.	(8) (12) (17)	Limited Partner Interests	9/29/2025	483,000	485	501	0.06%	10000 West Innovation Drive, Suite 250, Milwaukee, WI, 53226, United States
North Haven Terrapin IntermediateCo, LLC (Apex Companies)	(8) (12)	Class A Membership Interests	1/31/2023	1,173	117	156	0.02%	2101 Gaither Road, Rockville, MD, 20850, United States
OSG Topco Holdings, LLC (Output Services Group, Inc.)	(8) (12)	Class A Units	11/30/2023	47,021	833	498	0.06%	900 Kimberly Drive, Carol Stream, IL, 60188, United States
PN Topco L.P.	(8) (12)	Class A Units	7/31/2025	86,080	86	75	0.01%	805 15th Street Northwest, Suite 200, Washington, DC, 20005, United States
Rocket Ultimate LP	(8) (12)	Class A Units	2/19/2026	2,982,000	2,982	2,982	0.34%	1450 Centrepark Boulevard, Suite 210, West Palm Beach, FL, 33401, United States

Schill Blocker Agg, LLC	(8) (12) (17)	Limited Partnership Interests	12/12/2025	3,000,000	3,000	3,000	0.34%	5000 Mills Industrial Parkway, Suite 4, North Ridgeville, OH, 44039, United States
Shoreline CNB Partners Investment, LP (Career Now)	(8) (12)	Common Equity	9/30/2021	624	624	—	—%	302 East Parent Avenue, Royal Oak, MI, 48067, United States
Shoreline CNB Partners Investment, LP (Career Now)	(8) (12)	Series B Limited Partnership Units	10/23/2023	222	22	—	—%
STech Investors, LP	(8) (12)	Class A Unit	11/3/2025	961	96	99	0.01%	2550 Warrenville Road, Downers Grove, IL, 60515, United States
Uplift Investors Finch Co-Invest Fund, LP	(8) (12) (17)	Interests	3/31/2026	1,000,000	1,000	1,000	0.12%	4400 Bayou Boulevard, Suite 4, Pensacola, FL, 32503, United States
Total Services: Business					19,997	20,101	2.33%
Services: Consumer
CHS Investors, LLC	(8) (12)	Class A Units	5/27/2025	576	$83	$56	0.01%	5615 Rufe Snow Drive, North Richland Hills, TX, 76180, United States
Entomo Brands Acquisitions, Inc. (Palmetto Exterminators)	(8) (12)	Class A Units	7/31/2023	997,000	1,117	1,288	0.15%	4055 Faber Place Drive, North Charleston, SC, 29405, United States
FS NU Investors, LP (NearU)	(8) (9) (12)	Class A	8/8/2022	2,432	243	105	0.01%	3700 Arco Corporate Drive, Suite 125, Charlotte, NC, 28273, United States
Legacy Parent Holdings, LLC (Legacy Service Partners)	(8) (12)	Class B-2 Units	1/9/2023	121	14	16	—%	2701 North Rocky Point Boulevard, Suite 655, Tampa, FL, 33607, United States
Legacy Parent Holdings, LLC (Legacy Service Partners)	(8) (12)	Class B Units	1/9/2023	4,907	491	663	0.07%
Repipe Aggregator, LLC (Repipe Specialists)	(8) (11) (12)	Purchased Units	3/31/2022	282	282	69	0.01%	245 East Olive Avenue, Burbank, CA, 91502, United States
Total Services: Consumer					2,230	2,197	0.25%

Sovereign & Public Finance
CMP Ren Partners I-A LP (LMI Consulting, LLC)	(8) (11) (12)	Equity Co-Invest	6/30/2022	633,980	634	1,565	0.18%	7940 Jones Branch Drive, Tysons, VA, 22102, United States
Total Sovereign & Public Finance					634	1,565	0.18%

Transportation: Cargo
Red Griffin TopCo, LLC (Seko Global Logistics LLC)	(8) (12)	Class A Units	11/27/2024	778	2,820	—	—%	1501 East Woodfield Road, Suite 210 E, Schaumburg, IL, 60173, United States
Red Griffin TopCo, LLC (Seko Global Logistics LLC)	(8) (12)	Class B Units	11/27/2024	409	1,481	—	—%
REP RO Coinvest IV-A, LP (RoadOne)	(8) (11) (12)	Partnership Units	12/29/2022	938,576	939	486	0.06%	1 Kellaway Drive, Randolph, MA, 02368, United States
Total Transportation: Cargo					5,240	486	0.06%

Utilities: Electric
Helios Aggregator Holdings I LP (Pinnacle Supply Partners, LLC)	(8) (12)	Common Units	4/3/2023	279,687	280	80	0.01%	1424 Ohio Avenue, Dunbar, WV, 25064, United States
Total Utilities: Electric					280	80	0.01%

Utilities: Water
USAW Parent LLC (USA Water)	(8) (12)	Common Unit	2/21/2024	4,005	400	574	0.07%	363 North Sam Houston Parkway East, Houston, TX, 77060, United States
Total Utilities: Water					400	574	0.07%

Wholesale
Lettermen's Parent Holding, LLC	(8) (12)	Common Units	12/5/2025	486	49	49	0.01%	8400 W 110th St, Overland Park, KS, 66210, United States
Lettermen's Parent Holding, LLC	(8) (12)	Class A Units	11/20/2025	4,000	400	403	0.04%
Total Wholesale					449	452	0.05%
Total Equity Investments					$57,962	$55,973	6.48%

Total Investments	$2,022,433	$1,975,862	228.66%

Portfolio Company (1) (2) (7)	Interest Rate	Shares/Units	Cost	Fair Value (4)	% of Net Assets (5)
Cash Equivalents
BlackRock Liquidity Funds T-Fund - Institutional Class	3.55%	32,389,811	$32,390	$32,390	3.74%
First American Government Obligations Fund - Class Z	3.54%	2,741,415	2,741	2,741	0.32%
Total Cash Equivalents			$35,131	$35,131	4.06%

Total Investments and Cash Equivalents			$2,057,564	$2,010,993	232.72%

Counterparty	Footnotes	Hedged Instrument	Company Receives	Company Pays	Maturity Date	Notional Amount	Fair Value	Unrealized Appreciation (Depreciation)	Upfront Payments/Receipts
Derivatives - Interest Rate Swaps
Wells Fargo Bank, N.A.	(13) (14)	2030 Notes	6.65%	S + 2.3015%	3/15/2030	$300,000	$7,500	$7,500	—
Total Derivatives - Interest Rate Swaps							$7,500	$7,500	—

_______________
(1)Unless otherwise indicated, all investments are non-controlled/non-affiliated investments as defined by the 1940 Act. The 1940 Act classifies investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a portfolio company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The 1940 Act also classifies investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.
(2)Refer to Note 3 “Investments” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for the geographic composition of investments at cost and fair value.
(3)The majority of the investments bear interest at rates that may be determined by reference to Secured Overnight Financing Rate ("SOFR" or "S"), which generally reset periodically. For each such investment, the Company has provided the spread over SOFR and the current contractual interest rate in effect at March 31, 2026. As of March 31, 2026, rates for 1M S, 3M S, 6M S, 12M S ("SOFR") are 3.66%, 3.68%, 3.70%, and 3.73%, respectively. Certain investments are subject to a SOFR floor or may utilize an alternative reference rate such as U.S. Prime Rate (“P”). For fixed rate loans, a spread above a reference rate is not applicable.
(4)Investment valued using unobservable inputs (Level 3), unless noted otherwise. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 5 "Fair Value Measurements" to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(5)Percentage is based on net assets of $864,112 as of March 31, 2026.
(6)Denotes that all or a portion of the assets are owned by CLO-I, CLO-II and/or CLO-III (each as defined in Note 1 “Organization” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q), which serve as collateral for the Company's debt securitizations. See Note 7 “Borrowings” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(7)As of March 31, 2026, there were no portfolio investments that represented greater than 5% of our total assets.
(8)Security acquired in transaction exempt from registration under the Securities Act, and may be deemed to be a “restricted security” under the Securities Act. As of March 31, 2026, the Company held eighty restricted securities with an aggregate fair value of $55,973, or 6.48% of the Company’s net assets.
(9)Investment is a unitranche position.
(10)The investment is considered a non-qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, the Company cannot acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of the Company's total assets. As of March 31, 2026, total non-qualifying assets at fair value represented 4.26% of the Company's total assets calculated in accordance with the 1940 Act.

(11)Position or portion thereof is an unfunded loan or equity commitment. For unfunded loan commitments, no interest is being earned on the unfunded portion, although the investment may be subject to unused commitment fees. Negative cost and fair value result from unamortized fees, which are capitalized to the investment cost. The unfunded loan commitment may be subject to a commitment termination date that may expire prior to the maturity date stated. See Note 8 “Commitments and Contingencies” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q.
(12)Denotes that all or a portion of the assets are owned by the Company or NCDL Equity Holdings LLC (“NCDL Equity Holdings”). The Company entered into the Revolving Credit Facility. The Revolving Credit Facility is guaranteed by NCDL Equity Holdings and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company in the future. See Note 7 “Borrowings” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(13)Instrument is used in a qualifying hedge accounting relationship. The associated change in fair value is recorded with the change in fair value of the hedged item within interest and debt financing expense on the consolidated statements of operations. Refer to Note 4 “Derivatives” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(14)Investments valued using observable inputs (Level 2). See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” and Note 5 “Fair Value Measurements” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.
(15)Represents an investment held through an aggregator vehicle organized as a pooled investment vehicle.
(16)Loan was on non-accrual status as of March 31, 2026.
(17)Investments measured at NAV. See Note 2 “Significant Accounting Policies – Valuation of Portfolio Investments” to the consolidated financial statements in our most recent Quarterly Report on Form 10-Q for more information.

MANAGEMENT
The information in the sections entitled “Proposal 1: Election of Director Nominees - Information about the Director Nominees and Directors,” “Corporate Governance - Board Leadership Structure,” “Corporate Governance - The Board’s Role in Risk Oversight and Compliance,” and “Corporate Governance - Committees of the Board” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The information in the sections entitled “Corporate Governance - Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A are incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The information in the section entitled “Security Ownership of Management and Certain Beneficial Owners” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated herein by reference.

PORTFOLIO MANAGEMENT
The information in the section entitled “Corporate Governance - Portfolio Management” in our most recent Definitive Proxy Statement on Schedule 14A is incorporated by reference herein.

DETERMINATION OF NET ASSET VALUE
The information included under the caption “Significant Accounting Policies – Valuation of Portfolio Investments” in Note 2 to the unaudited consolidated financial statements appearing in our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

Determinations in Connection with Offerings
In connection with each offering of our shares, to the extent we do not have shareholder approval to sell below NAV, the Valuation Designee will be required to make a good faith determination that we are not selling our shares at a price below the then current NAV of our shares at the time at which the sale is made, as required by Section 63 of the 1940 Act. The Valuation Designee will consider the following factors, among others, in making such determination:
•the NAV of our shares disclosed in the most recent periodic report we filed with the SEC;
•management’s assessment of whether any material change in the NAV of our shares has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our shares and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our shares; and
•the magnitude of the difference between (i) a value that the Valuation Designee has determined reflects the current (as of a time within 48 hours excluding Sundays and holidays) NAV of our shares, which is based upon the NAV of our shares disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect management’s assessment of any material change in the NAV of our shares since the date of the most recently disclosed NAV of our shares, and (ii) the offering price of our shares in the proposed offering.
Moreover, to the extent that there is a possibility that we may (i) issue shares of common stock at a price per share below the then current NAV per share at the time at which the sale is made or (ii) trigger the undertaking (which we provide in certain registration statements we file with the SEC) to suspend the offering of shares of our common stock if the NAV per share fluctuates by certain amounts in certain circumstances until the prospectus is amended, our Board will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine the NAV per share of common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV per share, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine the NAV per share to ensure that such undertaking has not been triggered.
These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records that we are required to maintain under the 1940 Act.

DIVIDEND REINVESTMENT PLAN
We currently have adopted an “opt out” dividend reinvestment plan. As a result of the foregoing, if our Board authorizes, and we declare, a cash dividend or distribution, shareholders that do not “opt out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash.
If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the cash dividend or distribution payable to a shareholder by the market price per share at the close of regular trading on the NYSE on the payment date of a distribution, or if no sale is reported for such day, the average of the reported bid and ask prices. However, if the market price per share on the payment date of a cash dividend or distribution exceeds the most recently computed NAV per share, we will issue shares at the greater of (i) the most recently computed NAV per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeded the most recently computed NAV per share). For example, if the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $24.00 per share, we will issue shares at $24.00 per share. If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $27.00 per share, we will issue shares at $25.65 per share (95% of the current market price). If the most recently computed NAV per share is $25.00 and the market price on the payment date of a cash dividend is $26.00 per share, we will issue shares at $25.00 per share.
If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a shareholder will be determined by dividing the dollar amount of the cash dividend payable to such shareholder by the weighted average price per share for all shares purchased by the Plan Administrator in the open market in connection with the dividend. Although each participant may from time to time have an undivided fractional interest in a share, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each participant’s account.
No action will be required on the part of a registered shareholder to have his, her or its distribution paid in shares. A registered shareholder is able to elect to have their dividends and other distributions in cash by notifying us and the Plan Administrator in writing so that such notice is received no later than ten calendar days prior to the record date for distributions to the shareholders.
There are no brokerage charges or other charges to shareholders who participate in the dividend reinvestment plan.
The dividend reinvestment plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any distribution by us.
During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the dividend reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of shares of our common stock purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the dividend reinvestment plan on a Form 1099-DIV that is mailed to shareholders. We reserve the right to amend, suspend or terminate the dividend reinvestment plan. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid under the Advisory Agreement. Computershare, Inc. will act as the administrator of the dividend reinvestment plan.
For additional discussion regarding the tax implications of participation in the dividend reinvestment plan, see “Certain U.S. Federal Income Tax Considerations.”

DESCRIPTION OF SECURITIES
This prospectus contains a summary of the common stock, preferred stock, subscription rights, warrants and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus contains, and any applicable prospectus supplement or related free writing prospectus that we may authorize to be provided to you related to any security being offered will contain, the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK
Please refer to Exhibit 4.2 to our most recent Annual Report on Form 10-K, which is incorporated by reference herein, for a description of our common stock. We urge you to read the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you related to any shares of our common stock being offered.

DESCRIPTION OF PREFERRED STOCK
In addition to shares of common stock, our Charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without shareholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The following is a general description of the terms of the preferred stock we may issue from time to time. Particular terms of any preferred stock we offer will be described in the prospectus supplement relating to such preferred stock. If we issue preferred stock, it will pay dividends to the holders of the preferred stock at either a fixed rate or a rate that will be reset frequently based on short-term interest rates, as described in a prospectus supplement accompanying each preferred share offering.
The 1940 Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 66.7% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.
For any series of preferred stock that we may issue, our Board will determine and the amendment to the Charter and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
•any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers, if any, of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any preferred stock being offered, as well as the complete certificate of designation that contain the terms of the applicable series of preferred stock.

DESCRIPTION OF SUBSCRIPTION RIGHTS
General
We may issue subscription rights to our shareholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our shareholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);
•the number of such subscription rights issued to each shareholder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise Of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.
Dilutive Effects
Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our current NAV per share, the rights offering may reduce our NAV per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to any warrants offering.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such shares of common stock, preferred stock or debt securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock;
•if applicable, the date on and after which such warrants and the related shares of common stock will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25.0% of our outstanding voting securities.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you relating to that particular series of debt securities.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to the debt securities.
This section includes a description of the material provisions that will be included in the indenture. Any accompanying prospectus supplement will describe any other material terms of the debt securities being offered thereunder. Because this section is a summary, however, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture that will govern our debt securities because it, and not this description, will define your rights as a holder of debt securities. We have filed the form of base indenture with the SEC. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” in this prospectus for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including among other things:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•the provision for any sinking fund;
•any restrictive covenants;
•any Events of Default (as defined in “Events of Default” below);
•whether the series of debt securities is issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special U.S. federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•whether the debt securities are secured and the terms of any security interest;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we, as a BDC, are permitted to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150.0% after each issuance of debt (which means we can borrow $2 for every $1 of our equity), but giving effect to any exemptive relief granted to us by the SEC. For a discussion of risks involved with incurring additional leverage, see “Item 1A — Risk Factors — Risks Related to Our Operations and Investments — Our asset coverage requirement was reduced from 200% to 150%, which could increase the risk of investing in the Company” in our most recent Annual Report on Form 10-K. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture will provide that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
The indenture will not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture will also provide that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger or Consolidation” below, the indenture will not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants, as applicable, that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms also may include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security will be registered will be recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to you in this Description of Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•an investor cannot cause the debt securities to be registered in his, her or its name and cannot obtain certificates for his, her or its interest in the debt securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the debt securities and protection of his, her or its legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above;
•an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
•if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;
•an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds, your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor, nor are we responsible for the actions of, any of those intermediaries.
Termination of a Global Security
If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Since we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “— Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, New York, as applicable, and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, at our option we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we do not deposit any sinking fund payment in respect of debt securities of the series within five business days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25.0% of the principal amount of debt securities of the series);
•we voluntarily file for bankruptcy or consent to the commencement of certain other events of bankruptcy, insolvency or reorganization;
•a court of competent jurisdiction enters an order or decree under bankruptcy law that is for relief against us in an involuntary case or proceeding, adjudges us bankrupt or insolvent or orders the winding up or liquidation of us and the continuance of any such decree or order remains undischarged or unstayed for a period of 90 days;
•the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100.0% on the last business day of each of 24 consecutive calendar months, giving effect to any exemptive relief granted to us by the SEC; or
•any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25.0% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the outstanding debt securities of that series to be due and immediately payable by a notice in writing to us (and to the trustee if given by such holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.
The trustee will not be required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;
•the holders of at least 25.0% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity, security, or both reasonably satisfactory to the trustee against the costs, expenses, and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
•the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than a default:
•in the payment of principal, any premium or interest; or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Merger or Consolidation
Under the terms of the indenture, we will generally be permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
•the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
•we must deliver certain certificates and documents to the trustee; and

•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we will be able to make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of or interest on a debt security or the terms of any sinking fund with respect to any security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;
•adversely affect any right of repayment at the holder’s option;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as will be permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of a series of debt securities that will be issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of the covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and
•for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any of our affiliates, or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Full Defeasance”.
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. However, the record date may not be more than 30 days before the date of the first solicitation of holders to vote on or take such action. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current U.S. federal tax law and the indenture, we will be able to make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance”. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieve covenant defeasance and your debt securities were subordinated as described under “— Indenture Provisions — Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if such covenant defeasance had not occurred;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
•defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for covenant defeasance contained in any supplemental indentures.
If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.
Full Defeasance
If there is a change in U.S. federal tax law or we obtain or there has been published an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
•we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or we obtain or there has been published an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if such defeasance had not occurred. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
•we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
•defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments, as applicable;
•no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
•satisfy the conditions for full defeasance contained in any supplemental indentures.
If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors, as applicable, if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form;
•without interest coupons; and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.
Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent, as applicable, is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons will be acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent that the indenture will provide in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness will be defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking
Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any existing and future secured indebtedness, including any credit facilities or secured indenture securities, that we incur to the extent of the value of the assets securing such secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles or similar facilities.
In the event of bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.
The Trustee under the Indenture
U.S. Bank Trust Company, National Association will serve as the trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.
Book-Entry Procedures
The Depository Trust Company (“DTC”) will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”), deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly- owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).
DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The

DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security (the “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consent or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and an investment in shares of our common stock. The discussion is based upon the Code, the regulations of the U.S. Department of Treasury promulgated thereunder, which we refer to as the “Treasury regulations”, the legislative history of the Code, current administrative interpretations and practices of the IRS (including administrative interpretations and practices of the IRS expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers that requested and received those rulings) and judicial decisions, each as of the date of this prospectus and all of which are subject to change or differing interpretations, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought, and will not seek, any ruling from the IRS regarding any matter discussed in this summary, and this summary is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, a position contrary to any of the tax consequences discussed below. This summary does not purport to be a complete description of all the tax aspects affecting us and our shareholders. For example, this summary does not describe all U.S. federal income tax consequences that may be relevant to certain types of shareholders subject to special treatment under U.S. federal income tax laws, including shareholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, partnerships or other pass-through entities and their owners, certain former citizens or long-term residents of the United States, persons holding our common stock in connection with a hedging, straddle, conversion or other integrated transaction, dealers in securities, a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings, pension plans and trusts, and financial institutions. This summary assumes that shareholders hold our common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary generally does not discuss any aspects of U.S. estate or gift tax or non-U.S., state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.
A “U.S. shareholder” is a beneficial owner of shares of our common stock that is, for U.S. federal income tax purposes:
•A citizen or resident of the United States;
•A corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•A trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantive decisions of the trust, or (ii) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes; or
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. shareholder” is a beneficial owner of shares of our common stock that is neither a U.S. shareholder nor a partnership (or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each of its partners generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A shareholder that is a partnership holding shares of our common stock, and each partner in such a partnership, should consult his, her or its own tax adviser with respect to the tax consequences of the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to each shareholder of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. You should consult your own tax adviser regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and non-U.S. tax laws, eligibility for the benefits of any applicable income tax treaty and the effect of any possible changes in the tax laws.

Our Election to be Taxed as a RIC
We have elected to be treated, and intend to comply with the requirements to continue to qualify annually, as a RIC under subchapter M of the Code. However, no assurance can be given that we will be able to maintain our RIC tax treatment. As a RIC, we generally will not be subject to U.S. federal income tax on any net ordinary income or capital gains that we timely distribute to our shareholders as dividends.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to be eligible to be taxed as a RIC, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income”, which generally is our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC
If we:
•qualify as a RIC; and
•satisfy the Annual Distribution Requirement,
then we will not be subject to U.S. federal income tax on the portion of our income and gains that is timely distributed (or is deemed to be timely distributed) to our shareholders. We will be subject to U.S. federal income tax imposed at corporate rates on any income or gains that we do not timely distribute (or are deemed to timely distribute) to our shareholders.
In addition, we will be subject to a nondeductible 4% U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our net ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any net ordinary income and net capital gains that we recognized in preceding years, but were not distributed in such years and on which we did not pay U.S. federal income tax (the “Excise Tax Distribution Requirement”). While we intend to make distributions to our shareholders in each taxable year that will be sufficient to avoid any U.S. federal excise tax on our earnings, there can be no assurance that we will be successful in entirely avoiding this tax.
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•continue to qualify as a BDC under the 1940 Act at all times during each taxable year;
•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships”, or other income derived with respect to our business of investing in such stock or securities (the “90% Income Test”); and
•diversify our holdings so that at the end of each quarter of the taxable year:
•at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
•no more than 25% of the value of our assets is invested in (1) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (2) the securities, other than securities of other RICs, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses, or (3) the securities of certain “qualified publicly traded partnerships” (the “Diversification Tests”).

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses). If our expenses in a given year exceed our investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years and such net operating losses do not pass through to its shareholders. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset the RIC’s investment company taxable income, but may carry forward such losses, and use them to offset capital gains, indefinitely. Due to these limits on the deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several years that we are required to distribute and that is taxable to our shareholders even if such income is greater than the aggregate net income we actually earned during those years. In such event, we may liquidate certain investments, if necessary. We may recognize gains or losses from such liquidations. In the event that we recognize net capital gains from such transactions, you may receive a larger capital gain distribution than you would have received in the absence of such transactions.
For U.S. federal income tax purposes, we may be required to include in our taxable income certain amounts that we have not yet received in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), we must include in our taxable income in each year the portion of the original issue discount that accrues over the life of the obligation, regardless of whether we receive cash representing such income in the same taxable year. We may also have to include in our taxable income other amounts that we have not yet received in cash, such as accruals on a contingent payment debt instrument or deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because original issue discounts or other amounts accrued will be included in our investment company taxable income for the year of accrual and before we receive any corresponding cash payments, we may be required to make a distribution to our shareholders in order to satisfy the Annual Distribution Requirement, even though we would not have received any corresponding cash payment.
Accordingly, to enable us to satisfy the Annual Distribution Requirement, we may need to sell some of our assets at times and/or at prices that we would not consider advantageous, we may need to raise additional equity or debt capital or we may need to forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we are unable to obtain cash from other sources to enable us to satisfy the Annual Distribution Requirement, we may fail to qualify for the U.S. federal income tax benefits allowable to RICs and, thus, become subject to U.S. federal income tax imposed at corporate rates.
Because we intend to use debt financing, we may be prevented by financial covenants contained in our debt financing agreements from making distributions to our shareholders. In addition, under the 1940 Act, we are generally not permitted to make distributions to our shareholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Limits on distributions to our shareholders may prevent us from satisfying the Annual Distribution Requirement and, therefore, may jeopardize our qualification for taxation as a RIC, or prevent us from satisfying the Excise Tax Distribution Requirement.
Although we do not presently expect to do so, we may borrow funds and sell assets in order to make distributions to our shareholders that are sufficient for us to satisfy the Annual Distribution Requirement. However, our ability to dispose of assets may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Distribution Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
Failure of NCDL to Qualify as a RIC
If we fail to qualify for treatment as a RIC and such relief provisions do not apply to us, we will be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) imposed at regular corporate rates, regardless of whether we make any distributions to our shareholders. In such case, distributions would not be required. However, if distributions are made, including distributions of net long-term capital gain, any such distributions would generally be taxable to our shareholders as ordinary dividend income to the extent of our current or accumulated earnings and profits. Subject to certain holding period and other limitations under the Code, non-corporate shareholders generally would be able to treat such dividends as qualified dividends, which are subject to reduced rates of U.S. federal income tax, and corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain.
Subject to a limited exception applicable to RICs that qualified as such under subchapter M of the Code for at least one year prior to disqualification and that requalify as a RIC no later than the second year following the non-qualifying year, we could be subject to tax on any unrealized net built-in gains in the assets held by us during the period in which we failed to qualify as a RIC that are recognized during the five-year period after our requalification as a RIC, unless we made a special election to pay U.S. federal income tax at corporate rates on such built-in gain at the time of our requalification as a RIC. We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a corporation for a particular year would be in our best interests.
Investments — General
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (3) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (4) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (5) cause us to recognize income or gains without receipt of a corresponding distribution of cash, (6) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (7) adversely alter the characterization of certain complex financial transactions and (8) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the potential adverse effect of these provisions, but there can be no assurance that any adverse effects of these provisions will be mitigated.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Passive Foreign Investment Companies
If we purchase shares in a “passive foreign investment company” (a “PFIC”), we may be subject to U.S. federal income tax on any “excess distribution” received on, or any gain from the disposition of, such shares. Additional charges in the nature of interest generally will be imposed on us in respect of deferred taxes arising from any such excess distribution or gain. This additional tax and interest may apply even if we make a distribution as a taxable dividend by us to our shareholders in an amount equal to (1) any “excess distribution,” or (2) gain from the disposition of such shares. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed by the QEF. Alternatively, we may be able to elect to mark to market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent that any such decrease does not exceed prior increases included in our income. Under either election, we may be required to recognize income in excess of distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the Excise Tax Distribution Requirement. See “— Taxation as a RIC” above.
Foreign Currency Transactions
Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts and the disposition of debt obligations denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.
Taxation of U.S. Shareholders
The following discussion only applies to U.S. shareholders. Prospective shareholders that are not U.S. shareholders should refer to “— Taxation of Non-U.S. shareholders” below.
Distributions
Distributions by us generally are taxable to U.S.shareholders as ordinary income or capital gains. Distributions of our “investment company taxable income” will be taxable as ordinary income to U.S. shareholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent that such distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for reduced rates of tax. In this regard, it is anticipated that distributions paid by NCDL will generally not be attributable to dividends received by us and, therefore, generally will not qualify for the reduced rates of tax applicable to Qualifying Dividends. Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” in written statements furnished to its shareholders will be taxable to a U.S. shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of individuals, trusts or estates, regardless of the U.S. shareholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. shareholder’s adjusted tax basis in such shareholder’s common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. shareholder.
We may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gain as a “deemed distribution”. In that case, among other consequences, (i) we will pay tax on the retained amount, (ii) each U.S. shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and (iii) the U.S. shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. Because we expect to pay tax on any retained net capital gains at the regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual U.S. shareholder will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder’s adjusted tax basis for his, her or its common stock. In order to utilize the deemed distribution approach, we must provide written notice to our shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution”.
A “publicly offered RIC” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We expect to qualify as a publicly offered RIC.
If we qualify as a publicly offered RIC, we may distribute taxable dividends that are payable in part in our common stock at the election of each shareholder. In accordance with certain applicable Treasury regulations and published guidance issued by the Internal Revenue Service, a publicly offered RIC may treat a distribution of its own stock as fulfilling the Annual Distribution Requirement if each shareholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all shareholders must be at least 20% of the aggregate declared distribution. If too many shareholders elect to receive cash, the cash available for distribution must be allocated among the shareholders electing to receive cash (with the balance of the distribution paid in stock). In no event will any shareholder, electing to receive cash, receive less than the lesser of (a) the portion of the distribution such shareholder has elected to receive in cash or (b) an amount equal to his or her entire distribution times the percentage limitation on cash available for distribution. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. Taxable shareholders receiving such dividends will be required to include the amount of the dividends as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our common stock at the time of the sale. In addition, if a significant number of our shareholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made, and we will be subject the 4% excise tax on such amounts. However, any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by its U.S. shareholders on December 31 of the year in which the dividend was declared.
If an investor purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.
We or the applicable withholding agent will send to each of its U.S. shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions from us generally will be reported to the IRS (including the amount of dividends, if any, that are Qualifying Dividends). Dividends paid by us generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends.
Dividend Reinvestment Plan
Under the dividend reinvestment plan, if a U.S. shareholder owns shares of our common stock registered in the U.S. shareholder’s own name, the U.S. shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless the U.S. shareholder opts out of the dividend reinvestment plan by delivering a written, phone or internet notice to the Plan Administrator at least three days prior to the payment date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. For U.S. federal income tax purposes, shareholders generally will be treated as receiving income in an amount equal to the value of the shares distributed by us, which generally will be equal to the amount of the cash distribution the shareholder would have received if the shareholder had elected to receive cash. The U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. shareholder’s account.
Dispositions
A U.S. shareholder generally will recognize taxable gain or loss if the U.S. shareholder sells or otherwise disposes of his, her or its shares of our common stock. The amount of gain or loss will be measured by the difference between such shareholder’s adjusted tax basis in the common stock sold and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. shareholder has held his, her or its shares for more than one year; otherwise, any such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our common stock may be disallowed if other shares of our common stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
In general, non-corporate U.S. shareholders currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. In addition, individuals with a modified adjusted gross incomes in excess of $200,000 (other thresholds apply depending on the individual shareholder’s filing status) and certain estates and trusts are subject to an additional 3.8% surtax on their “net investment income”, which generally includes gross income from interest, dividends, annuities, royalties and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. shareholders currently are subject to U.S. federal income tax on net capital gain at a 21% rate also applied to ordinary income. Non-corporate U.S. shareholders with net capital losses for a year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. shareholder in excess of $3,000 generally may be carried forward and used in subsequent years, subject to certain limitations, as provided in the Code. Corporate U.S. shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury Regulations, if a U.S. shareholder recognizes a loss with respect to our common stock of $2 million or more for a non-corporate U.S. shareholder or $10 million or more for a corporate U.S. shareholder in any single taxable year (or a greater loss over a combination of years), the U.S. shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
We may be required to withhold U.S. federal income tax (“backup withholding”) from any distribution to a U.S. shareholder (other than a corporation, a financial institution, or a shareholder that otherwise qualifies for an exemption) (1) that fails to provide us or the distribution paying agent with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder’s U.S. federal income tax liability, provided that proper information is timely provided to the IRS.
Taxation of Non-U.S. Shareholders
The following discussion applies only to Non-U.S. shareholders. Whether an investment in shares of our common stock is appropriate for a Non-U.S. shareholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a Non-U.S. shareholder may have adverse tax consequences to such Non-U.S. shareholder. Non-U.S. shareholders should consult their tax advisers before investing in our common stock.

Distributions; Dispositions
Subject to the backup withholding and FATCA (defined below) discussions below, distributions of our “investment company taxable income” to Non-U.S. shareholders generally will be subject to withholding of U.S. federal income tax imposed at a 30% rate (or lower rate provided by an applicable income tax treaty) to the extent of our current or accumulated earnings and profits, unless an applicable exception applies. No withholding will be required with respect to certain distributions to Non-U.S. shareholders if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be given as to whether any of our distributions will be eligible for this exemption from withholding tax or, if eligible, will be reported as such by us.
If the distributions are effectively connected with the conduct of a trade or business in the United States (a “U.S. trade or business”) by the Non-U.S. shareholder (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by the Non-U.S. shareholder in the United States), we will not be required to withhold U.S. federal income tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.
Subject to the discussion in “— Foreign Account Tax Compliance Act” below, actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of our common stock, will not be subject to U.S. federal income or withholding tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), or (ii) such Non-U.S. shareholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.
If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return, even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange or other taxable disposition of our common stock, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), such amounts will be subject to U.S. federal income tax, on a net income basis, in the same manner, and at the rates applicable to, a U.S. shareholder. For a corporate Non-U.S. shareholder, both distributions (actual or deemed) and gains realized upon the sale of our common stock that are effectively connected with a U.S.. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable income tax treaty). Accordingly, investment in shares of our common stock may not be appropriate for a Non-U.S. shareholder.
Dividend Reinvestment Plan
Under our dividend reinvestment plan, if a Non-U.S. shareholder owns shares of our common stock registered in the Non-U.S. shareholder own name, the Non-U.S. shareholder will have all cash distributions automatically reinvested in additional shares of our common stock unless it opts out of the dividend reinvestment plan by delivering notice to the Plan Administrator prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan” in this prospectus. If the distribution is a distribution of our investment company taxable income, is not reported by us as a short-term capital gain dividend or interest-related dividend, if applicable, and is not effectively connected with a U.S. trade or business of the Non-U.S. shareholder (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the Non-U.S.

shareholder in the United States), the amount distributed (to the extent of our current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable income tax treaty) and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. shareholder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States), the full amount of the distribution generally will be reinvested in our common stock and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. shareholder will have an adjusted tax basis in the additional shares of our common stock purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the Non-U.S. shareholder’s account.
Backup Withholding and Information Reporting
We must generally report to our documented Non-U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. shareholder’s conduct of a U.S. trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. shareholder is a resident for tax purposes. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 24%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. shareholder, provided the Non-U.S. shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. shareholder’s U.S. federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
Non-U.S. shareholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.
Foreign Account Tax Compliance Act
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on certain payments to certain foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a Non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a Non-U.S. shareholder might be eligible for refunds or credits of such taxes.

REGULATION
For more information on regulation please see the section entitled “Regulation as a Business Development Company” in “Item 1 – Business” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference. See “Available Information” below for more information regarding where you can obtain a copy of our codes of ethics and the Proxy Voting Policies and Procedures of our Investment Adviser.
Fundamental Investment Policies
Neither our investment objective nor our investment policies are identified as fundamental. Accordingly, our investment objective and policies may be changed by us without the approval of our shareholders.
NYSE Corporate Governance Regulations
The NYSE has adopted corporate governance regulations with which listed companies must comply with. We intend to be in compliance with such corporate governance listing standards applicable to BDCs. We intend to monitor our compliance with all such listing standards and any future listing standards and to take all necessary actions to ensure that we are in compliance therewith. If we were to be delisted by NYSE, the liquidity of our common stock would be materially impaired.

PLAN OF DISTRIBUTION
We may offer, from time to time, up to $1,000,000,000 of our common stock, preferred stock, subscription rights to purchase shares of common stock, debt securities or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities directly to one or more purchasers, including to existing shareholders in a rights offering, through agents designated from time to time by us, or to or through underwriters or dealers. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements also will describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the shares offered by the prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (i) in connection with a rights offering to our existing shareholders, (ii) with the prior approval of the majority of our common shareholders, or (iii) under such other circumstances as the SEC may permit. Any offering of securities by us that requires the consent of the majority of our common shareholders, must occur, if at all, within one year after receiving such consent. The price at which the securities may be distributed may represent a discount from prevailing market prices.
In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer, including any reimbursements to underwriters or agents for certain fees and legal expenses incurred by them, will not be greater than 8.0% of the gross proceeds of the sale of shares offered pursuant to this prospectus and any applicable prospectus supplement.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares from us or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on the NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE under the symbol “NCDL”. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.
Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.
In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

CUSTODIAN, TRANSFER AGENT, DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities and loan documents are held by U.S. Bank National Association pursuant to a custody agreement. The principal business address of U.S. Bank National Association is West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107. Computershare, Inc. serves as our transfer agent, distribution paying agent and registrar. The principal business of Computershare, Inc. is 150 Royall Street, Canton, Massachusetts 02021.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Because we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, Nuveen Asset Management may manage certain of our liquid investments pursuant to the NAM Sub-Advisory Agreement and therefore is primarily responsible for the execution of any publicly traded securities and the allocation of brokerage commissions. Nuveen Asset Management does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Nuveen Asset Management generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, Nuveen Asset Management may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Churchill determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The principal business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, New York, 10017.
AVAILABLE INFORMATION
This prospectus is part of a registration statement on Form N-2 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.
We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. This information also will be available free of charge by contacting us at 375 Park Avenue, 9th Floor, New York, New York 10152, by telephone at (212) 478-9200, or on our website at www.ncdl.com. Information contained on our website or on the SEC’s website about us is not incorporated into this prospectus and you should not consider information contained on our website or on the SEC’s website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. We may “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 26, 2026;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 7, 2026;
•our Current Reports on Form 8-K (other than information furnished rather than filed) filed on February 3, 2026, March 20, 2026 and May 28, 2026;
•our Definitive Proxy Statement on Schedule 14A, filed on April 7, 2026 (to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and
•the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering of the common stock registered hereby.
To obtain copies of these filings, see “Available Information” in this prospectus, or you may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or calling the following address and telephone number:
Nuveen Churchill Direct Lending Corp.
375 Park Avenue, 9th Floor
New York, NY 10152
(212) 478-9200
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$1,000,000,000
Nuveen Churchill Direct Lending Corp.
Common Stock
Preferred Stock
Subscription Rights
Warrants
Debt Securities

PROSPECTUS
, 2026

PART C
Other Information
Item 25. Financial Statements and Exhibits
(1)    Financial Statements
The unaudited interim consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 have been incorporated by reference in this registration statement in “Part A—Information Required in a Prospectus.”
The consolidated financial statements as of December 31, 2025 and December 31, 2024, for each of the three years in the period ended December 31, 2025, have been incorporated by reference in this registration statement in “Part A—Information Required in a Prospectus.”
(2)    Exhibits

(a)(1)	Articles of Amendment and Restatement (1)

(a)(2)	Articles of Amendment (2)

(b)(1)	Bylaws (1)

(b)(2)	Certificate of Merger of Churchill Middle Market CLO V Ltd. (1)

(c)	Not Applicable

(d)(1)	Form of Stock Certificate (1)

(d)(2)	Statement of Eligibility of Trustee on Form T-1 (15)

(d)(3)	Indenture, dated as of January 22, 2025, by and between Nuveen Churchill Direct Lending Corp. and U.S. Bank Trust Company, National Association, as trustee (15)
(d)(4)	First Supplemental Indenture, dated as of January 22, 2025, by and between Nuveen Churchill Direct Lending Corp. and U.S. Bank Trust Company, National Association, as trustee (16)
(d)(5)	Form of Global Note with respect to the 6.650% Notes due 2030 (16)

(e)	Amended and Restated Dividend Reinvestment Plan (10)

(f)	Not Applicable

(g)(1)	Amended and Restated Investment Advisory Agreement, dated as of January 29, 2024, by and between Nuveen Churchill Direct Lending Corp. and Churchill DLC Advisor LLC (10)

(g)(2)	Third Amended and Restated Investment Sub-Advisory Agreement, dated as of March 8, 2022, by and between Nuveen Churchill Advisors LLC and Churchill Asset Management LLC (3)

(g)(3)	Investment Sub-Advisory Agreement, dated as of January 29, 2024, by and among Churchill DLC Advisor LLC, Churchill Asset Management LLC, and Nuveen Asset Management LLC (10)

(h)(1)	Form of Underwriting Agreement for equity securities**

(h)(2)	Form of Underwriting Agreement for debt securities**

(i)	Not Applicable

(j)(1)	Custody Agreement, dated as of December 19, 2019, by and between Nuveen Churchill BDC Inc. and U.S. Bank National Association (1)

(k)(1)	Administration Agreement, dated as of December 31, 2019, by and between Nuveen Churchill BDC Inc. and Nuveen Churchill Administration LLC (1)

(k)(2)
Transfer Agency and Service Agreement, dated as of January 24, 2024, by and between Nuveen Churchill Direct Lending Corp. and Computershare Inc., and its affiliate Computershare Trust Company, N.A. (12)

(k)(3)
Purchase and Placement Agreement, dated as of April 22, 2022, by and among Churchill NCDLC CLO-I LLC, Wells Fargo Securities, LLC, as initial purchaser and NatWest Markets Plc, as co-placement agent (4)

(k)(4)	Indenture and Security Agreement, dated as of May 20, 2022, by and between Churchill NCDLC CLO-I, LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee (5)

(k)(5)
Amended and Restated Collateral Management Agreement, dated as of March 20, 2025, by and between Churchill NCDLC CLO-I, LLC, as issuer, and Nuveen Churchill Direct Lending Corp., as collateral manager (17)

(k)(6)
Amended and Restated Class A-L-R Loan Agreement, dated as of March 20, 2025, among Churchill NCDLC CLO-I, LLC, as borrower, U.S. Bank Trust Company, National Association, as loan agent and as trustee under the Indenture, and each of the Class A-L-R Lenders party thereto (17)

(k)(7)	First Supplemental Indenture, dated as of March 20, 2025, by and among Churchill NCDLC CLO-I, LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee (17)
(k)(8)	Note Purchase Agreement, dated as of March 20, 2025, between Churchill NCDLC CLO-I, LLC, as issuer, and SG Americas Securities, LLC, as initial purchaser (17)

(k)(9)	Indenture and Security Agreement, dated as of December 7, 2023, by and between Churchill NCDLC CLO-II, LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee (8)

(k)(10)	First Supplemental Indenture, dated as of February 20, 2026, by and between Churchill NCDLC CLO-II, LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee (19)

(k)(11)
Placement Agreement, dated as of December 7, 2023, by and among Churchill NCDLC CLO-II, LLC, as issuer, SMBC Nikko Securities America, Inc., as placement agent, and Capital One Securities, Inc., as co-placement agent (8)

(k)(12)	Note Purchase Agreement, dated as of February 20, 2026, between Churchill NCDLC CLO-II, LLC, as issuer, and SG Americas Securities, LLC, as initial purchaser (19)

(k)(13)
Amended and Restated Collateral Management Agreement, dated as of February 20, 2026, by and between Churchill NCDLC CLO-II, LLC, as issuer, and Nuveen Churchill Direct Lending Corp., as collateral manager (19)

(k)(14)
Amended and Restated Class A-L-R Loan Agreement, dated as of February 20, 2026, among Churchill NCDLC CLO-II, LLC, as borrower, U.S. Bank Trust Company, National Association, as loan agent and as trustee under the Indenture, and each of the Class A-L-R Lenders party thereto (19)

(k)(15)	Purchase and Placement Agreement, dated February 9, 2024, by and among Churchill NCDLC CLO-III LLC, as issuer, and Wells Fargo Securities, LLC, as initial purchaser (11)

(k)(16)	Indenture, dated as of March 14, 2024, by and between Churchill NCDLC CLO-III, LLC, as issuer, and U.S. Bank Trust Company, National Association, as trustee (13)

(k)(17)	Collateral Management Agreement, dated as of March 14, 2024, by and between Churchill NCDLC CLO-III, LLC, as issuer, and Nuveen Churchill Direct Lending Corp., as collateral manager (13)

(k)(18)
Senior Secured Revolving Credit Agreement, dated as of June 23, 2023, by and among Nuveen Churchill Direct Lending Corp., as the borrower, Sumitomo Mitsui Banking Corporation, as the administrative agent and the lenders (7)

(k)(19)
Amendment No. 1 to Senior Secured Revolving Credit Agreement, dated as of April 9, 2024, by and among Nuveen Churchill Direct Lending Corp., as borrower, NCDL Equity Holdings LLC, as subsidiary guarantor, the lenders and issuing banks party thereto, Sumitomo Mitsui Banking Corporation, as administrative agent for the lenders (13)

(k)(20)
Amendment No. 2 to Senior Secured Revolving Credit Agreement, dated as of October 4, 2024, by and among Nuveen Churchill Direct Lending Corp., as borrower, NCDL Equity Holdings LLC, as subsidiary guarantor, the lenders and issuing banks party thereto, and Sumitomo Mitsui Banking Corporation, as administrative agent for the lenders (14)

(k)(21)
Form of Equity Distribution Agreement, dated March 10, 2025, by and among Nuveen Churchill Direct Lending Corp., Churchill DLC Advisor LLC, Churchill Asset Management LLC, and Churchill BDC Administration LLC, on the one hand, and each of Truist Securities, Inc., Citizens JMP Securities, LLC and Keefe, Bruyette & Woods, Inc., on the other hand (17)

(l)	Opinion and Consent of Eversheds Sutherland (US) LLP (18)

(m)	Not Applicable

(n)(1)	Consent of PricewaterhouseCoopers LLP *

(o)	Not Applicable

(p)	Not Applicable

(q)	Not Applicable

(r)(1)	Independent Director Code of Ethics of Nuveen Churchill Direct Lending Corp. (19)

(r)(2)	Code of Ethics of Nuveen, LLC (19)

(s)	Calculation of Filing Fee Table (20)

(t)	Power of Attorney (15)

__________________
*Filed herewith.
**    To be filed by amendment.
(1)Previously filed on January 29, 2020 with Amendment No. 1 to the Company’s Registration Statement on Form 10 (File No. 000-56133) and incorporated by reference herein.
(2)Previously filed on June 2, 2020 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(3)Previously filed on March 8, 2022 with the Company's Annual Report on Form 10-K and incorporated by reference herein.
(4)Previously filed on April 22, 2022 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(5)Previously filed on May 25, 2022 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(6)Previously filed on March 9, 2023 with the Company’s Annual Report on Form 10-K and incorporated by reference herein.
(7)Previously filed on June 28, 2023 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(8)Previously filed on December 12, 2023 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(9)Previously filed on January 24, 2024 with Pre-Effective Amendment No. 2 to the Company's Registration Statement on Form N-2 and incorporated by reference herein.
(10)Previously filed on January 30, 2024 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(11)Previously filed on February 15, 2024 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(12)Previously filed on February 27, 2024 with the Company’s Annual Report on Form 10-K and incorporated by reference herein.
(13)Previously filed on May 9, 2024 with the Company’s Quarterly Report on Form 10-Q and incorporated by reference herein.
(14)Previously filed on October 8, 2024 with the Company’s Current Report on Form 8-K and incorporated by reference herein.
(15)Previously filed on December 19, 2024 with the Company’s Registration Statement on Form N-2 and incorporated by reference herein.
(16)Previously filed on March 10, 2025 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(17)Previously filed on March 26, 2025 with the Company's Current Report on Form 8-K and incorporated by reference herein.
(18)Previously filed on February 25, 2026 with the Company’s Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 and incorporated by reference herein.
(19)Previously filed on February 26, 2026 with the Company's Annual Report on Form 10-K and incorporated by reference herein.
(20)Previously filed on March 6, 2026 with the Company’s Post-Effective Amendment No. 2 to the Registration Statement on Form N-2 and incorporated by reference herein.

Item 26. Marketing Arrangements
The information contained under the heading “Plan of Distribution” in Part A of this Registration Statement is incorporated herein by reference.
Item 27. Other Expenses of Issuance and Distribution

SEC registration fee	$69,050	(1)
FINRA filing fee	$75,500	(1)
NYSE listing fee	$65,000	(1)(2)
Accounting fees and expenses	$270,000	(1)(2)
Legal fees and expenses	$250,000	(1)(2)
Printing and engraving	$300,000	(1)(2)
Miscellaneous fees and expenses	$75,975	(1)(2)
Total	$1,105,525	(1)(2)
__________________
(1)Relates to the registration of an additional $500,000,000 of securities on February 25, 2026.

(2)These amounts are estimates.
Item 28. Persons Controlled By Or Under Common Control
The following list sets forth each of our subsidiaries, the state under whose laws the subsidiary is organized and the voting securities owned by us, directly or indirectly, in such subsidiary:

NCDL CLO-I, LLC (Delaware)	100%
NCDL CLO-II, LLC (Delaware)	100%
NCDL CLO-III, LLC (Delaware)	100%
NCDL Equity Holdings LLC (Delaware)	100%
Each of our subsidiaries is consolidated for financial reporting purposes.
Item 29. Number of Holders of Securities
The following table sets forth the number of record holders of our common stock as of June 8, 2026.

Title of Class	Number of Record Holders
Common Stock	84
Item 30. Indemnification
Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is again public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The Registrant has obtained primary and excess insurance policies insuring our directors and officers against some liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.
The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Churchill DLC Advisor LLC, and its officers, managers, agents, employees, controlling persons, members (or their owners) and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement or otherwise as investment adviser of the Registrant.
The Administration Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of their respective duties or by reason of the reckless disregard of their respective duties and obligations, Nuveen Churchill Administration LLC and its officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Registrant for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of services under the Administration Agreement or otherwise as administrator for the Registrant.
Item 31. Business And Other Connections of Investment Adviser
A description of any other business, profession, vocation, or employment of a substantial nature in which the Advisers, and each managing director, director, or executive officer of the Advisers, is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in Part A of this Registration Statement in the section entitled “Portfolio Management”. Additional information regarding the Adviser and Churchill and their officers and managing members is set forth in its respective Form ADV, as filed with the SEC (SEC File No. 801-117277 and SEC File No. 801-81144, respectively), and are incorporated herein by reference.
Item 32. Location of Accounts and Records
All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, and the rules thereunder are maintained at the offices of:
(1)the Registrant, Nuveen Churchill Direct Lending Corp., 375 Park Avenue, 9th Floor, New York, NY 10152;

(2)the custodian, U.S. Bank National Association, West Side Flats St. Paul, 60 Livingston Ave., Saint Paul, Minnesota 55107;
(3)the transfer agent, Computershare, Inc., 150 Royall Street, Canton, Massachusetts 02021;
(4)the Adviser, 375 Park Avenue, 9th Floor, New York, NY 10152;
(5)Churchill, 375 Park Avenue, 9th Floor, New York, NY 10152;
(6)Nuveen Asset Management, 333 West Wacker Drive, Chicago, IL 60606; and
(7)the Administrator, 375 Park Avenue, 9th Floor, New York, NY 10152.
Item 33. Management Services
Not Applicable.
Item 34. Undertakings
(1)Not applicable.
(2)Not applicable.
(3)The Registrant hereby undertakes:
a.to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs 3(a)(i), (ii), and (iii) of this section do not apply if the registration statement is filed pursuant to General Instruction A.2 of Form N-2 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
b.that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of those securities at that time shall be deemed to be the initial bona fide offering thereof;

c.to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
d.that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)if the Registrant is relying on Rule 430B:
(A)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (x), or (xi) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)if the Registrant is subject to Rule 430C: each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;
e.that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:
(i)any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrants;

(iii)the portion of any other free writing prospectus or advertisement pursuant to Rule 482 under the Securities Act relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(4)The Registrant hereby undertakes:
a.for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and
b.for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(7)The undersigned Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery within two business days of receipt of a written or oral request, any prospectus or Statement of Additional Information.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on the 10th day of June, 2026.

NUVEEN CHURCHILL DIRECT LENDING CORP.

By:	/s/ KENNETH KENCEL
Kenneth Kencel
President and Chief Executive Officer
(Principal Executive Officer) and Chairman of the Board of Directors
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to the Registration Statement on Form N-2 has been signed by the following persons, in the capacities indicated, on the 10th day of June, 2026.

Signature	Title
/s/ KENNETH KENCEL	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors
Kenneth Kencel

/s/ SHAUL VICHNESS	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Shaul Vichness

*	Director
Reena Aggarwal

*	Director
Kenneth Miranda

*	Director
Stephen Potter

*	Director
James Ritchie
* Signed by Shaul Vichness pursuant to a power of attorney signed by each of Messrs. Miranda, Potter, and Ritchie and Dr. Aggarwal, and filed with the Registrant's Registration Statement on Form N-2 on December 19, 2024.